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                                                                    EXHIBIT 10.3



                                  OFFICE LEASE

                                     BETWEEN




                      20 ADELAIDE ST. EAST, A CO-OWNERSHIP


                                     - AND -


                    PARAGON MANAGEMENT SYSTEMS (CANADA) INC.








--------------------------------------------------------------------------------
                                      LEASE

                ADELAIDE STREET EAST, SUITE 800, TORONTO, ONTARIO

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                                  OFFICE LEASE

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

SPECIAL PROVISIONS.............................................................1

ARTICLE 1    Leased Premises, Term and Acceptance of Leased Premises...........5
Section 1.1       Leased Premises..............................................5
Section 1.2       Use of Additional Areas......................................5
Section 1.3       Storage Area - INTENTIONALLY DELETED.........................6
Section 1.4       Grant and Term...............................................6
Section 1.5       Construction of the Leased Premises - INTENTIONALLY DELETED..6
ARTICLE 2    Rent..............................................................6
Section 2.1       Covenant to Pay..............................................6
Section 2.2       Basic Rent...................................................6
Section 2.3       Advance Rent.................................................7
Section 2.4       Security Deposit - INTENTIONALLY DELETED.....................7
Section 2.5       Rent Past Due................................................7
ARTICLE 3    Taxes and Operating Costs.........................................7
Section 3.1       Taxes Payable by the Landlord................................7
Section 3.2       Taxes Payable by the Tenant..................................7
Section 3.3       Business Taxes and Other Taxes of the Tenant.................8
Section 3.4       Tenant's Responsibility......................................8
Section 3.5       Tenant's Proportionate Share of Operating Costs..............9
Section 3.6       Payment of Taxes and Operating Costs.........................9
ARTICLE 4    Building - Control and Services..................................10
Section 4.1       Control of the Building by the Landlord.....................10
Section 4.2       Landlord's Services.........................................11
ARTICLE 5    Utilities........................................................13
Section 5.1       Charges for Utilities.......................................13


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ARTICLE 6    Use of the Leased Premises.......................................14
Section 6.1       Use of the Leased Premises..................................14
Section 6.2       Conduct of Business.........................................14
Section 6.3       Observance of Law...........................................15
ARTICLE 7    Insurance and Indemnity..........................................16
Section 7.1       Tenant's Insurance..........................................16
Section 7.2       Increase in Insurance Premiums..............................18
Section 7.3       Cancellation of Insurance...................................18
Section 7.4       Loss or Damage..............................................19
Section 7.5       Landlord's Insurance........................................19
Section 7.6       Indemnification of the Landlord.............................19
ARTICLE 8    Maintenance, Repairs and Alterations.............................20
Section 8.1       Maintenance and Repairs by the Tenant.......................20
Section 8.2       Landlord's Approval of the Tenant's Repairs.................20
Section 8.3       Maintenance by the Landlord.................................21
Section 8.4       Repair on Notice............................................22
Section 8.5       Surrender of the Leased Premises............................22
Section 8.6       Repair Where the Tenant is at Fault.........................22
Section 8.7       Tenant Not To Overload Facilities...........................23
Section 8.8       Tenant Not To Overload Floors...............................23
Section 8.9       Removal and Restoration by the Tenant.......................23
Section 8.10      Notice by the Tenant........................................24
Section 8.11      Tenant to Discharge all Liens...............................24
Section 8.12      Signs and Advertising.......................................25
ARTICLE 9    Damage and Destruction...........................................25
Section 9.1       Destruction of the Leased Premises..........................25
Section 9.2       Destruction of the Building.................................26
Section 9.3       Expropriation...............................................26
Section 9.4       Architect's Certificate.....................................27
ARTICLE 10   Transfer and Sale................................................27
Section 10.1      Assignment and Subletting...................................27
Section 10.2      No Advertising of the Leased Premises.......................28
Section 10.3      Corporate Ownership.........................................28
Section 10.4      Assignment by the Landlord..................................29


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ARTICLE 11   Access and Alterations...........................................29
Section 11.1      Right of Entry..............................................29
ARTICLE 12   Status Statement, Attornment and Subordination...................30
Section 12.1      Status Statement............................................30
Section 12.2      Subordination and Attornment................................30
Section 12.3      Attorney....................................................31
Section 12.4      Financial Information.......................................31
ARTICLE 13   Default..........................................................31
Section 13.1      Right to Re-enter...........................................31
Section 13.2      Right to Relet..............................................32
Section 13.3      Expenses....................................................33
Section 13.4      Waiver of Exemption from Distress...........................33
Section 13.5      Landlord May Cure the Tenant's Default or Perform the
                    Tenant's Covenants........................................33
Section 13.6      Additional Rent.............................................34
ARTICLE 14   Miscellaneous....................................................34
Section 14.1      Rules and Regulations.......................................34
Section 14.2      Intent and Interpretation...................................35
Section 14.3      Overholding - No Tacit Renewal..............................36
Section 14.4      Successors..................................................36
Section 14.5      Tenant Partnership..........................................37
Section 14.6      Waiver......................................................37
Section 14.7      Accord and Satisfaction.....................................37
Section 14.8      No Partnership or Agency....................................37
Section 14.9      Force Majeure...............................................37
Section 14.10     Notices.....................................................38
Section 14.11     No Option...................................................38
Section 14.12     Registration................................................38
Section 14.13     Directory Board.............................................39
Section 14.14     Accrual of Basic Rent and Additional Rent...................39
Section 14.15     Compliance with the Planning Act............................39
Section 14.16     Survival of Covenants.......................................39
Section 14.17     Quiet Enjoyment.............................................39


SCHEDULES

SCHEDULE "A"      LEGAL DESCRIPTION OF THE LANDS
SCHEDULE "B"      FLOOR PLAN


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SCHEDULE "C"      CONSTRUCTION OF THE BUILDING AND THE LEASED
                    PREMISES
SCHEDULE "D"      INTENTIONALLY DELETED
SCHEDULE "E"      RULES AND REGULATIONS
SCHEDULE "F"      DEFINITIONS
SCHEDULE "G"      INTENTIONALLY DELETED
SCHEDULE "H"      INTENTIONALY DELETED


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     THIS LEASE is dated the 30th day of August, 1999.

B E T W E E N:

                      20 ADELAIDE ST. EAST, A CO-OWNERSHIP
                                (the "Landlord")

                                                              OF THE FIRST PART;

                                     - AND -


                    PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                                 (THE "TENANT")

                                                             OF THE SECOND PART.

                               SPECIAL PROVISIONS

     The following are certain special provisions, which are part of, and are referred to in subsequent provisions of this Lease. Any conflict or inconsistency between these special provisions and the provisions contained elsewhere in this Lease will be resolved in favour of such other provisions:

(a)        Leased                    Containing a Rentable Area of approximately
           Premises:                 11,700 square feet located on the 8th floor
                                     of the Building as shown outlined in yellow on the plan(s) attached as Schedule "B" and designated as Suite No. 800 (Section 1.1).

(b)        Commencement              The period of Three (3) years commencing on
           of Date and Term:         the 1st day November, 1999 (the
                                     "Commencement Date") and expiring on the 31st day of October, 2002;

(c)        Net Rent:                 It is understood and agreed by both the
                                     Landlord and the Tenant that the Net
                                     Rental Rate shall be charged per
                                     Rentable Square Foot of the Premises,
                                     per annum (the "Net Rent") plus GST for
                                     the Term of the Lease, payable to the
                                     Landlord in advance on the first day of
                                     each month in twelve (12) equal
                                     consecutive monthly installments. The
                                     Net Rent shall be Twelve Dollars
                                     ($12.00) per square foot per year.
                                     (Section 2.2).

(d)        Additional Rent:          The Tenant and the Landlord agree that rent
                                     payable herein shall be net in all
                                     respects and carefree to the Landlord
                                     and that the Tenant shall pay its
                                     proportionate


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                                     share of Additional Rent as outlined
                                     below. The Additional Rent shall be paid to the Landlord in advance on the first day of each month in Twelve (12) consecutive monthly installments. The Tenant shall be responsible for its proportionate share of realty taxes, utilities and operating costs, which together are estimated to be Seventeen Dollars and Thirty-Nine Cents ($17.39) per square foot of rentable area. Additional rent shall be payable in advance in monthly installments on the first day of each month based on the Landlord's estimate from time to time. The Landlord will provide to the Tenant on an annual basis a detailed breakdown of the Additional Rent costs.

(e)        Advance Rent:             The Tenant acknowledges that it will
                                     provide the Landlord with a deposit
                                     equal to four (4) months Basic Rent,
                                     Additional Rent in the amount of One
                                     Hundred and Fourteen Thousand Six
                                     Hundred and Twenty-One dollars
                                     ($114,621.00), said deposit to be
                                     payable in two (2) installments, the
                                     first ($57,310.50) being due upon
                                     unconditional acceptance of the Offer to Lease and the second (57,310.50) due on the 15th day of September, 1999, to be applied to the first renewal payments due hereunder.

(f)        Removal of Leaseholds:    At the end of the Term, the Tenant shall
                                     not be required to remove leasehold
                                     improvements which have been approved by the Landlord; however, it may remove its equipment and trade fixtures, provided it shall repair any damage caused by said removal.

(g)        Signs:                    The Tenant, at the Landlord's cost, shall
                                     have the right to erect building
                                     standard signage on the outside of the
                                     Premises and on the Building Directory
                                     in the main lobby and in the elevator
                                     lobby located on the 8th Floor. All
                                     signage must be in a building standard
                                     design, size, location, and in all other respects satisfactory to the Landlord and all municipal and governmental authorities.

(h)        Access:                   Apart from "Normal Building Business
                                     Hours", the Tenant shall have access to
                                     the Premises twenty-four (24) hours a
                                     day each and every day of the year
                                     throughout the Term, except for
                                     unforeseen Building emergencies. The
                                     Tenant shall have the right to have


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                                     heating, ventilation, air conditioning,
                                     hydro and elevatoring as it may require
                                     upon reasonable request.

(i)        Address of                20 Adelaide Street East
           Landlord:                 Suite 1103
                                     Toronto, Ontario
                                     M5C 2T6
                                     (Section 14.10);

(j)        Address of                20 Adelaide Street East
           Tenant:                   Suite 800
                                     Toronto, Ontario
                                     M5C 2T6
                                     (Section 14.10);

(k)        Leasehold Improvement     The Landlord will pay to the Tenant, as a
           Allowance:                contribution towards the cost of the
                                     Tenant's Work and the disposition of the Tenant's existing Lease, the sum of $5.00 per square foot of Rentable Area plus applicable Goods and Services Tax.
                                     Such contribution shall be payable to
                                     the Tenant on the Commencement Date.
                                     Tenant's Work is defined strictly as
                                     leasehold improvements to the Leased
                                     Premises. All Tenant's Work and all
                                     related plans and specifications, as
                                     well as all trades to be approved by the Landlord in advance, such approval not to be unreasonably withheld.

(1)        As Is:                    The Tenant agrees to accept the Premises
                                     on an "as is" basis and in its present
                                     condition. Any and all costs of any
                                     other alteration and construction which
                                     may be required to make the Premises
                                     suitable for the Tenant's occupation and use shall be paid for entirely by the Tenant but shall, however, be subject to the Landlord's prior written approval of the work and supervision of same at Tenant's cost as required by the Lease.

(m)        Option to Renew:          Provided the Tenant is not in breach of
                                     the Lease, the Tenant shall have one (1) option to renew the Lease with respect to the Leased Premises and any additional space leased for additional terms of three (3) years on the same terms and conditions, save only for the Basic Rent and Additional Rent, Tenant
                                     Allowances, any other allowances of any
                                     nature, Rent-Free Period, and any
                                     further option(s) to renew. The Basic
                                     Rent during the renew period will be the fair market rent, all economic


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                                     factors considered for comparable
                                     premises in comparable buildings agreed
                                     between the parties, and failing such
                                     agreement, as determined by arbitration
                                     pursuant to the Arbitrations Act,
                                     Ontario. To exercise an Option to Renew, the Tenant shall give written notice to the Landlord no later than six (6) months prior to the date of expiry of the current Term, failing which this option is null and void and of no further effect. This Option to Renew is personal to the Tenant, and cannot be exercised by any assignee or sub-tenant of the Tenant.

(n)        Assignment/Sublet:        The Tenant shall not assign this Lease or
                                     sublet or part with possession of all or part of the Leased Premises or mortgage or encumber the Lease without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

(o)        H.V.A.C. System:          The Landlord warrants that the H.V.A.C.
                                     system in the Building and the Leased
                                     Premises is in good working order and
                                     not in need imminent rep or upgrade.

(o)(i) The Landlord represents to the Tenant that it has formally investigated the
                                     Building systems and to the best of its
                                     knowledge based upon representations by
                                     Building service providers, that all the Building systems (including, but not limited to, elevators, power, communication, telephone) have been investigated and are Y2K compatible and that third party service providers to the Building have indicated that they are Y2K compatible.

(p)        Additional H.V.A.C.
            Costs: The Tenant shall not be responsible for any additional H.V.A.C. costs from 6:30 p.m. until 8:30 p.m. from Monday to Friday. An after hour charge for H.V.A.C. of $15.00 per hour of use will apply to those hours outside of 4:30 a.m. and 8:30 p.m.

(q)        Early Access:             The Tenant shall have access to the
                                     Leased Premises provided the Lease is
                                     executed by all parties for the purpose
                                     of the installation of telephone and
                                     communication systems, computer
                                     equipment, leasehold improvements,
                                     furniture and commencement of business
                                     as of September 1, 1999. All terms and
                                     conditions of the Lease will apply to
                                     the term of occupation prior to the


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                                     Commencement Date of the Lease except that
                                     no basic rent, additional rent or
                                     utilities will be payable.

(r)        Basic Rent and            The Tenant shall have a Basic Rent and
           Additional Rent Free      Additional Rent Free Period for One (1)
           Period:                   month from the commencement Date. During
                                     this period, the Tenant shall not be
                                     responsible to pay the Landlord its
                                     proportionate share of realty taxes,
                                     operating expenses, utilities and Basic
                                     Rent.

(s)        Parking:                  The Landlord shall provide to the Tenant
                                     four (4) reserved parking stalls in the
                                     Building. Rental for such stalls shall
                                     be $220.00 per stall per month payable
                                     in advance on the first day of each and
                                     every month during the term of the Lease and any renewal thereof and shall be subject to change from time to time.

(t)        Right of Fast Offer to    Provided the Tenant has not been in breach
           Lease Adjoining Space:    of its covenants and obligations under the
                                     Lease, the Landlord hereby grants to the Tenant the right of first offer to lease, during the Term or any renewal thereof, any adjoining space that may become available to be leased on the terms and conditions of fair market rent, both parties acting reasonably.
                                     The Landlord agrees to notify the Tenant of any available space as it becomes available. If the Tenant does not exercise this right of first offer to lease the said premises, the said premises may thereafter be freely leased by the Landlord.

                                    ARTICLE 1

     Leased Premises, Term and Acceptance of Leased Premises

Section 1.1 Leased Premises

     In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Leased Premises. The Leased Premises shall be measured and calculated by the Landlord in accordance with Schedule "D".

Section 1.2 Use of Additional Areas

     The use and occupation by the Tenant of the Leased Premises includes the non-exclusive right of the Tenant, the Tenant's employees, agents, invitees, suppliers (subject to


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Section 14.1 hereof), and Persons having business with the Tenant, in common with the Landlord, its other tenants, subtenants and all others entitled or permitted to the use of the following:

     (a) the entrance, foyer, lobby elevators and escalators of the Building;

     (b) the corridors on the floor of the Building on which the Leased Premises are situate, together with the public entrance doors, halls, stairways, passages, elevators, escalators and lavatories on the floor of the Building on which the Leased Premises are situate; and

     (c) the Common Areas and Facilities.

Section 1.3  Storage Area - INTENTIONALLY DELETED.

Section 1.4  Grant and Term

     The Tenant will have and hold the Leased Premises for and during the Term (being the period of time referred to in Paragraph (c) of the Special Provisions) subject to the payment of Basic Rent and Additional Rent and the observance and performance of the terms, covenants and conditions contained in this Lease.

Section 1.5 Construction of the Leased Premises - INTENTIONALLY DELETED

                                    ARTICLE 2

                                      Rent

Section 2.1 Covenant to Pay

     The Tenant shall pay Basic Rent and Additional Rent.

Section 2.2 Basic Rent

     The Tenant will pay from and after the Commencement Date to the Landlord at the office of the Landlord, or at such other place designated by the Landlord or to such other Person as the Landlord designates from time to time, in lawful money of Canada, without any prior demand therefor as Basic Rent, the annual sum specified in Paragraph (d) of the Special Provisions, payable in equal consecutive monthly installments each in advance on the first day of each calendar month of each Rental Year. When the Full Floor Rentable Area of the Leased Premises is calculated, by the Landlord, the Basic Rent will, if necessary, be adjusted accordingly.


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Section 2.3 Advance Rent

     The Landlord acknowledges receipt of the sum specified in Paragraph (e) of the Special Provisions as Advance Rent, to be held without interest by the Landlord and to be applied on account of the Basic Rent in accordance with Paragraph (e) of the Special Provisions.

Section 2.4 Security Deposit - INTENTIONALLY DELETED

Section 2.5 Rent Past Due

     If the Tenant fails to pay, when the same is due and payable, any Basic Rent, Additional Rent or other amount payable by the Tenant under this Lease, such unpaid amounts bear interest from the due date thereof to the date of payment at a rate per annum which is five (5) percentage points in excess of the minimum lending rate to prime commercial borrowers current at such time charged by any Canadian chartered bank designated by the Landlord from time to time.

                                    ARTICLE 3

                            Taxes and Operating Costs

Section 3.1 Taxes Payable by the Landlord

     The Landlord will, subject to Sections 3.2 and 3.3, pay directly to the appropriate taxing authority all Taxes in respect of the Building and the Lands, or any part thereof. However, the Landlord may defer payment of any such Taxes, to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of any such Taxes.

Section 3.2 Taxes Payable by the Tenant

     (a) If there are separate tax bills and separate assessment notices in respect of Taxes for the Leased Premises and the non-leasable areas of the Building and the Lands, subject to subparagraph (b) below, the Tenant will (i) pay as Additional Rent to the Landlord or to the taxing authorities if the Landlord so directs, and discharge during the Term within the times provided for by the taxing authorities, all Taxes that are levied, rated, charged or assessed from time to time, respectively, against the Leased Premises or any part thereof, on the basis of such separate tax bill and separate assessment notice rendered by any lawful taxing authority; and (ii) pay as Additional Rent in accordance with Section 3.6, its Proportionate Share of all Taxes in respect of the Building and the Lands, excluding all portions thereof designated or intended by the Landlord to be leased to tenants.

     (b) If there are not separate tax bills and separate assessment notices for the Leased Premises and the non-leasable areas of the Building and the Lands or, in any event, if the Landlord so elects, the Tenant will pay monthly in advance or otherwise as the Landlord directs, in accordance with Section 3.6, its Proportionate Share of all Taxes levied, rated, charged or


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assessed by any lawful authority against, or in relation to, the Building and the Lands, including the Common Areas and Facilities.

     (c) If the Landlord, acting equitably, determines that as a result of the construction or installation of any improvements in the Leased Premises, the use of the Leased Premises or the particular location of the Leased Premises within the Building, the Tenant's Proportionate Share of Taxes payable in accordance with subparagraph (b) above does not accurately reflect the proper share of the Taxes which should in the Landlord's opinion be payable by the Tenant, the Landlord may increase or decrease the Tenant's Proportionate Share of Taxes and the Tenant will pay such adjusted amount rather than the Tenant's Proportionate Share as set out in subparagraph (b) above.

     (d) In addition to the foregoing, but without duplication, the Tenant will reimburse the Landlord for each Rental Year and at the times and in the manner specified by the Landlord, the full amount of any Taxes in the nature of a business transfer tax, value-added tax, sales tax or any other taxes levied, rated, charged or assessed in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease. It is agreed and understood that the Tenant shall reimburse the Landlord for such Taxes at the full tax rate applicable from time to time in respect of the Rent or the rental of space, without reference to any tax credits or exemptions available to the Landlord.

Section 3.3 Business Taxes and Other Taxes of the Tenant

     The Tenant will pay as Additional Rent to the lawful taxing authorities, or to the Landlord, as the Landlord directs, and shall discharge when the same become due and payable (i) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant in the Leased Premises or the Building or the Lands or any part thereof, or the Landlord on account of its interest in the Building; and (ii) every tax and license fee which is levied, rated, charged or assessed against or in respect of any and every business carried on in the Leased Premises or in respect of the use or occupancy thereof or any other part of the Building and the Lands by the Tenant and every subtenant or licensee of the Tenant, or against the Landlord on account of its interest in the Building; all of the foregoing being collectively referred to as "Business Taxes" and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term. If there are not separate tax bills provided for Business Taxes, the Tenant will pay in accordance with Section 3.6 the Tenant's Proportionate Share of the total Business Taxes for the Building.

Section 3.4 Tenant's Responsibility

     The Tenant will (a) upon request of the Landlord: (i) promptly deliver to the Landlord for inspection, receipts evidencing the payment of all Taxes and Business Taxes payable by the Tenant pursuant to Sections 3.2 and 3.3, respectively; (ii) promptly deliver to the Landlord copies of all bills and any notices of assessment in respect of any Taxes or Business Taxes received by the Tenant which relate to the Leased Premises; and (iii) furnish such other information in connection with any such Taxes or Business Taxes or other assessments payable


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by the Tenant in respect of the Leased Premises as the Landlord reasonably determines from time to time; and (b) deliver to the Landlord at least ten (10) days prior to the last day permitted for filing an appeal, a notice of any appeal or contestation which the Tenant intends to institute with respect to Taxes or Business Taxes and consult with the Landlord in advance and obtain the prior written approval of the Landlord to any such appeal or contestation. If the Tenant obtains such approval, the Tenant will deliver to the Landlord such security for the payment of Taxes and Business Taxes as the Landlord deems advisable and the Tenant will diligently prosecute any such appeal or contestation to a speedy resolution and will keep the Landlord informed of its progress in that regard, from time to time.

     The Tenant will indemnify and hold harmless the Landlord from and against payment for all loss, costs, charges and expenses occasioned by or arising from all Taxes and Business Taxes and any taxes which may in future be levied in lieu of such Taxes or Business Taxes or which may be assessed against any rentals payable pursuant to this Lease in lieu of such Taxes or Business Taxes, whether against tile Landlord or the Tenant, including, without limitation, any increase whensoever occurring in Taxes or Business Taxes arising directly or indirectly out of any appeal or contestation by the Tenant of the Taxes or Business Taxes. The Tenant will deliver to the Landlord such security for any increase in Taxes and Business Taxes as the Landlord deems advisable.

Section 3.5 Tenant's Proportionate Share of Operating Costs

     The Tenant will pay, in accordance with Section 3.6, the Tenant's Proportionate Share of Operating Costs.

Section 3.6 Payment of Taxes and Operating Costs

     (a) The amounts payable by the Tenant pursuant to Sections 3.2 and 3.5 (and
Section 3.3. if applicable) may be estimated by the Landlord for such period as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the Tenant's Proportionate Share as so estimated, of such amounts in monthly installments in advance during such period as Additional Rent. Notwithstanding the foregoing, the Landlord's estimates may be revised from time to time and as soon as bills for all or any portion of the amounts so estimated are received, the Landlord may bill tile Tenant for the Tenant's Proportionate Share thereof and the Tenant will pay the Landlord the amounts billed (less all amounts previously paid by the Tenant on the basis of the Landlord's estimate) as Additional Rent within five (5) days after demand.

     (b) Within a reasonable period of time after the end of the period for which the estimated payments have been made, the Landlord will determine and advise the Tenant of (i) the amounts and costs referred to in Section 3.2 and
Section 3.3 (if applicable) for such period, together with the calculation the Tenant's Proportionate Share of such amounts and costs pursuant to Section 3.2 and Section 3.3 (if applicable); and (ii) the Operating Costs referred to in
Section 3.5 for such period, together with a calculation of the Tenant's Proportionate Share of such Operating Costs payable pursuant to Section 3.5; and if necessary, an adjustment shall be made between the parties in the following manner. If the Tenant has paid in excess of the


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amounts due, the excess will be refunded by the Landlord within a reasonable period of time after the Landlord's determination, or, at the option of the Landlord, the excess will be credited to amounts payable pursuant to Sections 3.2, 3.5 (and 3.3. if applicable) in the immediately following Rental Year. If the amount the Tenant has paid is less than the amounts due, the Tenant will pay such additional amounts due within five (5) days after demand. If any Rental Year during the Term is greater or less than any such period determined by the Landlord, the Tenant's Proportionate Share pursuant to Sections 3.2 and 3.5 (and
Section 3.3, if applicable) will be subject to a per diem, pro rata adjustment based upon a period of three hundred and sixty-five (365) days and will be made on or before the last day of the Term. If the Term expires or this Lease is terminated prior to a final determination of the Tenant's Proportionate Share of the costs and expenses set out in Sections 3.2 and 3.5 (and Section 3.3, if applicable), an amount payable for the last Rental Year of the Term will be estimated by the Landlord, acting reasonably. As soon as the amount payable by the Tenant for the last Rental Year of the Term has been determined, the amount will be adjusted between the Landlord and the Tenant.

Section 3.7 The Tenant's proportionate share of all taxes, operating expenses and hydro are estimated at $17.39 per sq. ft. for the calendar year 1999.

                                    ARTICLE 4

                         Building - Control and Services

Section 4.1 Control of the Building by the Landlord

     (a) The Landlord will operate and maintain the Building in such manner as the Landlord determines from time to time, and in a first-class and reputable manner as would a prudent landlord of a similar office building having regard to size, age and location.

     (b) The Building and the Lands are at all times subject to the exclusive control, management and operation of the Landlord. The Landlord has the right, in its control, management and operation of the Building and by the establishment of Rules and Regulations and general policies with respect to the operation of the Building or any part thereof, at all times throughout the Term, to:

               (i) obstruct or close off all or any part of the Building for the purpose of maintenance, repair or construction;

               (ii) employ all personnel necessary for the operation and management of the Building. The Tenant acknowledges that the Building may be managed by any Person designated by the Landlord;

               (iii) construct improvements in or to the Building and make alterations thereof, additions thereto, subtractions therefrom, rearrangements thereof (including all entrances and exits thereto), build additional stories on the Building and construct additional facilities adjoining or proximate to the Building;

               (iv) relocate or rearrange the various facilities and improvements comprising the Building or erected on the Lands from those existing at the Commencement Date excluding the Leased Premises;

               (v) do and perform such other acts in and to the Building as, in the use of good business judgment, the Landlord determines to be advisable for the more efficient and proper operation of the Building;

               (vi) control, supervise and regulate any parking facilities which may be used in conjunction with the Building in such manner as the Landlord determines from time to time, including, without limitation, imposing charges or rates as may from time to time be determined by the Landlord for the use of any such parking facilities.

     (c) Notwithstanding anything contained in this Lease, it is understood and agreed that if as a result of the exercise by the Landlord of its rights set out in tins Section 4.1, the facilities in or improvements to the Building are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability; nor is the Tenant entitled to any compensation, diminution or abatement of Basic Rent or Additional Rent; nor is any alteration or diminution of the facilities or improvements in or to the Building (including, the Leased Premises) deemed a breach of any covenant for quiet enjoyment contained in this Lease, or implied by law.

Section 4.2 Landlord's Services

     (a) The Landlord will provide climate control to the Leased Premises during Normal Business Hours to maintain a temperature adequate for occupancy, except during the making of repairs, alterations or improvements to the climate control apparatus and provided that the Landlord shall have no responsibility or liability for failure to supply climate control service when stopped as aforesaid or when prevented from so doing by strikes or causes beyond the Landlord's reasonable control. The Tenant acknowledges that the Landlord has installed a system for the purpose of climate control, which system is designed to heat and cool during normal occupancy of the Leased Premises as general offices on the basis of one (1) person to every one hundred (100) square feet of space on an open floor basis and based on the window shading being fully closed in those offices having exterior windows exposed to the sun, without having regard to the Tenant's specific use thereof or the installation in the Leased Premises by the Tenant or by anyone on behalf of the Tenant of any excessive heat generating equipment. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitions which interferes with the normal operation of such system may require changes or alterations in the system or the ducts. Any changes or alterations so occasioned, if such changes can be accommodated by the Landlord's equipment, shall be made (i) by the Tenant (or, at the Landlord's option, by the Landlord), (ii) in either case, at the Tenant's expense and only with the Landlord's prior written consent, and (iii) in accordance with drawings and specifications and by a contractor first approved in writing by the Landlord. If installation of partitions, equipment or fixtures by or on behalf of the Tenant (other than the partitions installed pursuant to the Landlord's Work as set out in Schedule "C") necessitates the rebalancing of the portion of the climate control equipment installed in the Leased Premises, such work will be performed by the Landlord at the Tenant's expense, together with an amount equal to fifteen percent (15%) of the total expense thereof representing the Landlord's overhead, payable by the Tenant within five (5) days after written demand as Additional Rent. The Tenant acknowledges that one (1) year may be required after the Tenant has fully occupied the Leased Premises in order to adjust and balance the climate control systems.

     (b) Subject to the Rules and Regulations, the Landlord will furnish, except when repairs to the elevator(s) are being made, elevator service during Normal Business Hours, in common with others, provided that the Tenant and its employees and all other Persons using the elevator service will do so at their own risk. At least one (1) elevator will be operated at all times after Normal Business Hours.

     There will be no liability on the Landlord for any claim in respect of any failure by the Landlord to provide elevator service during any power failure or other cause beyond the control of the Landlord or by reason of the carrying out of any repairs, maintenance or replacement of the elevators, nor shall there be, consequent upon the foregoing, any abatement or reduction in the Rent.

     If the Tenant requests the provision of climate control services to the Leased Premises after Normal Business Hours, the Landlord will provide such services to the Tenant at the Tenant's expense at the rate of $15.00 per hour, payable by the Tenant within five (5) days after written demand, i.e. those hours outside of 4:30 a.m. to 8:30 p.m.

     (c) The Landlord will provide a card-coded security system to control access to the Building after Normal Business Hours and on weekends and all employees of the Tenant shall comply with all regulations and rules promulgated by the Landlord for such system. Employees of the Tenant holding a security pass issued by the Landlord will be provided access to the Building for the whole year.

     (d) The Landlord will when reasonably necessary from time to time cause the floors to be swept, the windows to be cleaned and the desks, tables and other furniture of the Tenant to be dusted, all in keeping with a first-class office building and in accordance with the Landlord's cleaning schedule attached as Schedule "H". However, with the exception of the obligation to cause such work to be done, the Landlord will not be responsible for any act or omission or commission on the part of the Persons employed to perform such work and such work shall be done at the Landlord's direction without interference by the Tenant and its servants or employees.

     (e) The Landlord will make available water and electricity in adequate quantities, provided that if the Tenant's equipment requires utilities in excess of adequate quantities facilities to supply such excess quantities may be provided by the Landlord at the sole expense of the Tenant, subject to the following conditions and provided that:

               (i) the Landlord's electrical engineer or other consultants determines that such excess facilities are so required by the Tenant's equipment;

               (ii) it is within the capabilities of the Landlord and the existing structure of the Building to provide such excess utilities;

               (iii) the Landlord will have the right of refusal to supply such excess utilities if the supplying of additional facilities or utilities shall in any way affect the operation, the aesthetics or the structure of the Building, or in any way reduce the efficiency of existing electricity, water or other utilities supplied to the Building; and

               (iv) the supplying of such additional facilities will be subject to compliance with all provisions of law including, without limitation, federal and provincial legislative enactments, building by-laws and other governmental or municipal regulations.

                                    ARTICLE 5

                                    Utilities

Section 5.1 Charges for Utilities

     (a) The Tenant will promptly pay to the Landlord, or as the Landlord otherwise directs, in the manner hereinafter provided, as Additional Rent, the aggregate, without duplication, of (i) all electricity, water, steam charges and other utility charges applicable to the Leased Premises (the "Utilities") on the basis of the Full Floor Rentable Area of the Leased Premises; (ii) the costs of any other charges levied or assessed in lieu of, or in addition to, such Utilities as determined by the Landlord; and (iii) all costs incurred by the Landlord in determining or allocating the charge for Utilities, including without limitation, professional engineering and consulting fees and an administration fee of five percent (5%) of the total cost of such Utilities. The Landlord will be entitled, acting equitably, to allocate to the Leased Premises an additional charge, as determined by the Landlord's engineer, for the excess supply to, and usage of, water, electricity, steam and other Utilities in the Leased Premises in excess of the standard usage of general office premises in the Building. Charges for Utilities will be payable in equal monthly installments in advance on the basis of an initial rate determined by the Landlord's engineers. If the public utility rate and other taxes or charges in connection therewith for the supply of any Utility is increased or decreased during the Term, the charges in respect thereof will be equitably adjusted and the decision of the Landlord, acting reasonably, will be final, and the Tenant agrees to pay such increased charges on demand as Additional Rent. The Tenant will in addition, pay for all costs of supplying Utilities to the Leased Premises after Normal Business Hours as determined by the Landlord's engineers.

     (b) The Landlord will have the exclusive right to attend to any replacement of electric light bulbs, tubes and ballasts in the Leased Premises. The Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good commercial practice. The Tenant will pay to the Landlord as Additional Rent, on the first day of each month during the Term, a competitive monthly charge per bulb, tube and ballast on account of the cost of replacement. If the cost of such replacement increases or decreases during the Term, the Landlord will adjust the Additional Rent payable for such replacement on an equitable basis and the Tenant will pay such Additional Rent, as adjusted on demand. The decision of the Landlord, acting reasonably, with respect to any such adjustment, and the Additional Rent based thereon, will be final and binding on the parties hereto. If the Landlord does not adopt the system of relamping and reballasting, as aforesaid, then the replacement of electric light bulbs, tubes and ballasts in the Leased Premises will be undertaken by the Landlord at such time as they actually burn out and after notice from the Tenant that replacement is required. In such event, the cost of replacement and installation will be paid by the Tenant to the Landlord within five (5) days after demand as Additional Rent.

     (c) The Tenant will pay as Additional Rent any charges resulting from the use of equipment necessitating a dedicated circuitry or specialized power equipment. At the Landlord's reasonable discretion, such charges may be metered separately from general power consumption.

     (d) The Tenant will pay for the cost of any metering which the Tenant requests the Landlord to install in the Leased Premises or the Building, or which the Landlord wishes to install in the Building for the purpose of assisting in determining the consumption of any Utility (including electricity and water) in the Leased Premises or which may be required by the Landlord to measure or estimate any excess usage of electricity, water or other Utility.

                                    ARTICLE 6

                           Use of the Leased Premises

Section 6.1 Use of the Leased Premises

     The Leased Premises will be used solely for general office purposes, provided such purposes comply with the terms, covenants and conditions of this Lease and with all applicable laws, bylaws, regulations or other governmental ordinances from time to time in existence. The Tenant shall have the right to use the Premises for any use permitted by the applicable zoning by-laws and other legislation, and approved by the Landlord. The Landlord represents and warrants that the Tenant's proposed use, namely as business offices, is permitted by the applicable zoning by-laws and other legislation for the Premises.

Section 6.2 Conduct of Business

     The Tenant acknowledges and agrees that it is only one of many tenants in the Building and accordingly, the Tenant will conduct its business in the Leased Premises in a reputable manner. The Tenant will occupy the Leased Premises and commence its business operations in the Leased Premises from and after the Commencement Date and will thereafter throughout the Term conduct the business set out in Section 6.1 in the whole of the Leased Premises in a reputable and first-class manner.

     Any business, conduct or practice promulgated, carried on or maintained by the Tenant, whether through advertising or selling procedures or otherwise, which in the opinion of the Landlord, acting reasonably, may harm or tend to harm the business or reputation of the Landlord or reflect unfavorably on the whole or any part of the Building, the Landlord or other tenants in the Building, will be immediately discontinued by the Tenant at the request of the Landlord and the Landlord shall use reasonable efforts to enforce compliance with this Section by all Tenants in the Building.

     The Tenant agrees not to refer to the Building by any name other than that designated from time to time by the Landlord and the Tenant will use the name of the Building for the business address of the Tenant but for no other purpose.

Section 6.3 Observance of Law

     The Tenant will, at its expense and subject to Section 8.2, promptly:

     (a) comply with all provisions of law including, without limitation, all requirements of all governmental authorities, including federal, provincial and municipal legislative enactments, by-laws, police, fire and sanitary regulations (whether imposed by governmental authorities or fire insurance underwriters), and other regulations now or hereafter in force which pertain to or affect the Leased Premises, the Tenant's use of the Leased Premises or the conduct of any business in the Leased Premises, or the making of any repairs, replacements, alterations, or other changes to the Leased Premises;

     (b) obtain all necessary permits, licenses and approvals relating to the use and occupancy of the Leased Premises and the conduct of business therein, including without limitation, those required under the Business Corporations Act (Ontario) and the Investment Canada Act (Canada);

     (c) carry out all modifications, alterations or changes of or to the Leased Premises and the Tenant's conduct of business in or use of the Leased Premises which are required by any such authorities, as set out herein.

     Without limiting the generality of the foregoing, the Tenant will:

               (i) co-operate with the Landlord in, and comply with all laws, by-laws, regulations and orders relating to, the conservation of all forms of energy in and serving the Building and the Leased Premises; and

               (ii) at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation.

     It is understood and agreed that:

                    (1) any and all costs and expenses paid or incurred by the Landlord in installing energy conservation equipment and physical safety systems will be included in Operating Costs for the purposes of Section 3.5; and

                    (2) the Landlord will not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential, paid, suffered or incurred by the Tenant due to any reduction in the services provided by the Landlord to the Tenant or to the Building, or any part thereof, as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.

                                    ARTICLE 7

                             Insurance and Indemnity

Section 7.1 Tenant's Insurance

     (a) The Tenant will, throughout the Term (and at any other time during which the Tenant is in possession of the Leased Premises), at its expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord and the Mortgagee, as their respective interests may appear, the following insurance:

               (i) fire and standard extended coverage insurance including sprinkler leakages (where applicable), earthquake, flood and collapse, in an amount equal to the full replacement cost (new) thereof upon all property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and which is located within or on the Building, including, without limitation, fittings, installations, alterations, additions, partitions, signs (interior and exterior) fixtures, leasehold improvements, stock-in-trade, furniture and moveable equipment. If there is a dispute as to the amount which comprises full replacement cost (new), the decision of the Landlord or the Mortgagee shall be conclusive;

               (ii) if applicable, broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of not less than the replacement cost (new) of all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises, or relating to or serving the Leased Premises;

               (iii) business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sections 7.1(a)(i) and 7.1(a)(ii) and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or the Building as a result of such perils;

               (iv) public liability and property damage insurance, including personal injury liability, contractual liability, employers' liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's use of the Building, coverage to include the activities and operations of the Tenant and any other Person on the Leased Premises or performing work on behalf of the Tenant and those for whom the Tenant is in law responsible in any other part of the Building and the Lands. Such policies will (1) be written on a comprehensive basis with inclusive limits of not less than $5,000,000 for bodily injury to any one or more Persons, or property damage, and such higher limits as the Landlord, acting reasonably, or the Mortgagee requires from time to time; and (2) contain a severability of interests clause and a cross-liability clause;

               (v) tenants' legal liability insurance for the actual cash value of the Leased Premises, including loss of use thereof. Any and all claims in respect of such insurance shall be adjusted by the Landlord; and

               (vi) any other form of insurance as the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for insurance risks against which a prudent tenant would insure.

     (b) The Tenant's insurance policies will:

               (i) where applicable, contain the Mortgagee's standard mortgage clause and a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible;

               (ii) be taken out with insurers acceptable to the Landlord and be in a form satisfactory from time to time to the Landlord;

               (iii) be non-contributing and apply only as primary and not as excess to, any other insurance available to the Landlord or the Mortgagee;

               (iv) not be invalidated with respect to the interests of the Landlord and the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

               (v) contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination.

     (c) The Tenant agrees that certificates of insurance on the Landlord's standard form or, if required by the Landlord or the Mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. No review or approval of any such insurance certificate by the Landlord shall derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this Lease including, without limitation, those contained in this Article VII.

     (d) If the Tenant fails to take out or to keep in force any insurance referred to in this Section 7.1, or should any insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee does not approve of such insurance, the reasons therefor) the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord, together with a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead, will be paid by the Tenant to the Landlord as Additional Rent on the first day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the Landlord under this Lease.

     (e) If there is damage or destruction to the leasehold improvements in the Leased Premises, the Tenant will use the proceeds of its insurance for the purpose of repairing or restoring such leasehold improvements. In the event of damage to or destruction of the Building entitling the Landlord to terminate the Lease pursuant to Section 9.2, then, if the Leased Premises have also been damaged or destroyed, the Tenant will forthwith pay to the Landlord all of its insurance proceeds relating to the leasehold improvements in the Leased Premises and if the Leased Premises have not been damaged or destroyed, the Tenant will upon demand deliver to the Landlord, in accordance with the provisions of this Lease, the leasehold improvements and the Leased Premises.

Section 7.2 Increase in Insurance Premiums

     If (a) the occupancy of the Leased Premises; (b) the conduct of business in the Leased Premises; or (c) any acts or omissions of the Tenant in the Building or any part thereof causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant will pay any such increase in premiums as Additional Rent within five (5) days after invoices for such additional premiums are rendered by the Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate.

Section 7.3 Cancellation of Insurance

     If any insurance policy upon the Building or any part thereof is cancelled or threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises by the Tenant or by any Person permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Leased Premises pursuant to Article XIII, or (b) at the Tenant's expense, enter upon the Leased Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, including the removal of any offending article. The Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of the exercise of any of its rights pursuant to this Section 7.3.

Section 7.4 Loss or Damage

     The Landlord is not liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or the Lands, or damage to any of the property of the Tenant or of others wherever located, including without limitation, the Building, the Leased Premises or the Lands, whether or not resulting from (a) the negligence of the Landlord or those for whom it may in law be responsible; (b) the exercise by the Landlord of any of its rights under this Lease; or (c) the Landlord's failure to supply any services, facilities or utilities required by this Lease. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling ceiling fixtures (including part or all of the ceiling T grid system) and diffuser coverings, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Building, including pipes, sprinklers, appliances, plumbing works, roof, windows or the surface of any floor or ceiling of the Building or from any lands adjoining the Building. All property of the Tenant kept or stored on the Leased Premises will be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damages to the same including, without limitation, any subrogation claims by the Tenant's insurers.

Section 7.5 Landlord's Insurance

     The Landlord will at all times throughout the Term carry (a) insurance on the Building (excluding the foundations and excavations) and the machinery, boilers end equipment contained therein or servicing the Building and owned by the Landlord (specifically excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 7.1 or similar sections of their respective leases) against damage by fire and extended perils coverage in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar office building, having regard to size, age and location; (b) public liability and property damage insurance with respect to the Landlord's operations in the Building in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar office building, having regard to size, age and location; and (c) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable. Notwithstanding the Landlord's covenant contained in this Section 7.5 and notwithstanding any contribution by the Tenant to the cost of the Landlord's insurance premiums, the Tenant acknowledges and agrees that (i) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its willful acts or omissions, and (ii) no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

Section 7.6 Indemnification of the Landlord

     Notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant will indemnify the Landlord and save it harmless from and against any and all loss (including loss of all Basic Rent and Additional Rent payable by the Tenant pursuant to this

Lease), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property (including any part of tge Building) or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises, or occasioned wholly or in part by any act or omission of the Tenant or by any Person permitted to be on the Leased Premises by the Tenant. If the Landlord will, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant will protect, indemnify and hold the Landlord harmless and will pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant will also pay all costs, expenses and legal fees (on a solicitor and his client basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease.

                                    ARTICLE 8

                      Maintenance, Repairs and Alterations

Section 8.1 Maintenance and Repairs by the Tenant

     (a) The Tenant will at all times at its expense maintain the whole of the Leased Premises, including without limitation, all interior partitions, signs, doors, fixtures, shelves, equipment and appurtenances thereof and improvements thereto (including without limitation, all electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning systems and equipment within or installed by or on behalf of the Tenant for the Leased Premises), in good order, first-class condition and repair (which shall include, without limitation, periodic painting and decoration), as determined by the Landlord, acting reasonably, and the Tenant shall make all needed repairs and replacements with due diligence and dispatch.

     (b) The Tenant will leave the Leased Premises in a reasonably tidy condition at the end of each Business Day in order that the Landlord's cleaning services can be performed.

     (c) The Tenant will pay within five (5) days after demand, as Additional Rent, the cost of replacement of any glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises (including perimeter windows in the exterior walls).

Section 8.2 Landlord's Approval of the Tenant's Repairs

     The Tenant will not make any substantial repairs, alterations, replacements, decorations or improvements (the "Alterations") to any part of the Leased Premises without first obtaining the Landlord's written approval. The Tenant will submit to the Landlord: (a) details of the proposed work including professionally prepared drawings and specifications; (b) any indemnification against liens, costs, damages and expenses as the Landlord requires; and (c) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction. All Alterations will be performed: (i) at the Tenant's expense;

(ii) by competent workmen; (iii) in a good and workmanlike manner; (iv) in accordance with the drawings and specifications approved by the Landlord; and
(v) subject to the reasonable regulations, controls and inspection of the Landlord.

     Any Alterations made by the Tenant without the prior written consent of the Landlord or which are not made in accordance with the drawings and specifications approved by the Landlord will, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Leased Premises restored to their previous condition. Failing such removal, the Landlord will be entitled to remove any Alterations forthwith without notice and at the Tenant's expense. In any event, no Alterations will be permitted if the Landlord determines that such Alterations may weaken or endanger the structure of the Building, adversely affect the condition or operation of the Leased Premises or the Building or diminish the value thereof, exceed, restrict or reduce the Landlord's coverage for zoning purposes, or cause the Landlord to buy out or provide additional parking spaces.

     If, however, any Alterations approved by the Landlord affect the structure of the Leased Premises or any other part of the Building, or any of the electrical, mechanical or other base building systems, the Alterations (or the appropriate part thereof) will be performed only by the Landlord, at the Tenant's expense. Upon completion thereof, the Tenant will pay to the Landlord, as Additional Rent within five (5) days after demand, both the landlord's costs relating to any such Alterations, including the fees of any architectural and engineering consultants, and a sum equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead.

Section 8.3 Maintenance by the Landlord

     (a) The Landlord will, subject to Section 8.1 and Article IX, maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar office building, the structure of the Building, including, without limitation, the foundations, exterior wall assemblies including weather walls, sub-floor, roof, bearing walls, and structural columns and beams of the Building and the mechanical, electrical and other base building systems of the Building. The cost of such maintenance and repairs will be included in Operating Costs in accordance with Paragraph 18 of Schedule "F". Notwithstanding the foregoing, if the Landlord is required, due to the business carried on by the Tenant, to make such repairs or replacements by reason of the application of laws, ordinances or other regulations of any governmental body, or by reason of any act, omission to act, neglect or default of the Tenant or those from whom the Tenant is in law responsible, then, in any such event, the Tenant will be liable for the total cost of any such repairs or replacements plus a sum equal to fifteen percent (15%) of the total cost of such repairs or replacements representing the Landlord's overhead, which shall immediately become due and payable to the Landlord as Additional Rent within five (5) days after demand.

     (b) The Tenant acknowledges and agrees that the Landlord is not liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of the Tenant or the Tenant's servants, clerks, employees, invitees or other Persons by reason of (i) the failure, cessation or interruption of any Utilities, equipment, facilities or systems servicing the Building or the Leased Premises provided that these are not caused by Landlord's negligence, (whether or not supplied by the Landlord or others), or (ii) reasonable delays in the performance of any repairs, replacements and maintenance for which the Landlord is responsible pursuant to this Lease.

     (c) If the Tenant refuses or neglects to carry out any repairs as required pursuant to Section 8.1, and to the reasonable satisfaction of the Landlord, the Landlord may, but will not be obliged to, make such repairs without being liable for any loss or damage that may result to the Tenant's equipment, fixtures or other property or to the Tenant's business by reason thereof, and upon completion, the Tenant will pay to the Landlord as Additional Rent within five
(5) days after demand, both the Landlord's costs relating to any such repairs and a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead.

     (d) If any elevator servicing the Building or any of the mechanical or base building equipment, facilities or systems in respect of the Building are damaged or destroyed or are in need of repair, the Landlord will have a reasonable time in which to make the required repairs or replacements necessary for the resumption of such services to the Leased Premises (to the extent of the Landlord's obligations under this Lease) and the Tenant is not entitled to any compensation or damages therefor; but if any of the foregoing items become impaired, damaged or destroyed as a result of any of the circumstances referred to in Section 8.6, the Tenant will be responsible for the cost of repairing, restoring or making good such damage in accordance with the provisions of
Section 8.6.

Section 8.4 Repair on Notice

     In addition to the obligations of the Tenant contained in Section 8.1, the Tenant will effect all repairs or replacements referred to therein according to notice from the Landlord, but the failure to give notice will not relieve the Tenant from its obligation to repair.

Section 8.5 Surrender of the Leased Premises

     At the expiration or earlier termination of the Term, the Tenant will peaceably surrender the Leased Premises to the Landlord in good condition, reasonable wear and tear excepted. The Tenant will surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Rent and will inform the Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises.

Section 8.6 Repair Where the Tenant is at Fault

     Notwithstanding any other provisions of this Lease including, without limitation, the Landlord's obligations to repair set out in Section 8.3, the Landlord's obligations to take out insurance set out in Section 7.5, and the Tenant's obligation to pay its Proportionate Share of the cost of insurance set out in Paragraph 18(b)(i) of Schedule "F", if the Building or any part thereof, or any equipment, machinery, facilities or improvements contained therein or made thereto, or the roof or outside walls of the Building or any other structural portions thereof require repair or replacement or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant or those for whom it is in law responsible or by any Person having business with the Tenant or by the Tenant or those for whom it is in law responsible in any way stopping up or damaging the climate control, heating and air-conditioning apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost thereof representing the Landlord's overhead will be paid by the Tenant to the Landlord as Additional Rent within five (5) days after presentation of an account of such expenses incurred by the Landlord.

Section 8.7 Tenant Not To Overload Facilities

     The Tenant will not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

Section 8.8 Tenant Not To Overload Floors

     The Tenant will not bring upon the Building or the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Building or the Leased Premises and will not at any time overload the floors of the Leased Premises. If any damage is caused to the Building or the Leased Premises by any machinery, equipment, object or thing or by overloading, the Tenant will forthwith repair such damage, or at the option of the Landlord, pay the Landlord within five (5) days after demand as Additional Rent, the cost of repairing such damage plus a sum equal to fifteen percent (15%) of such cost representing the Landlord's overhead.

Section 8.9 Removal and Restoration by the Tenant

     (a) All alterations, fixed decorations, additions and improvements (the "Improvements") made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures) will immediately become the property of the Landlord upon affixation or installation, without compensation therefor to the Tenant, but the Landlord is under no obligation to repair, maintain or insure the Improvements. Such Improvements will not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term, except that:

               (i) the Tenant may during the Term in the usual or normal course of its business and with the prior written consent of the Landlord remove its trade futures, provided such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefor, and provided that in each case, (1) the Tenant is not in default under this Lease and (2) such removal is done at the Tenant's expense; and

               (ii) the Tenant will, at the expiration of the Term, at its own cost, remove all of its trade fixtures installed in the Leased Premises.

     (b) If the Tenant does not remove its trade futures at the expiration or earlier termination of the Term, the trade fixtures will, at the option of the Landlord, become the property of the Landlord and may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

     (c) The Tenant will effect the installation or removal of any such trade futures or Improvements only at the times designated by the Landlord and will promptly make good any damage caused to the Leased Premises or the Building by the installation or removal of any such Improvements.

     (d) For greater certainty, the Tenant's trade fixtures exclude: (i) heating, ventilating or air conditioning systems, facilities and equipment; (ii) floor covering affixed to the floor of the Leased Premises; (iii) light fixtures; (iv) internal stairways and doors, if any; and (v) all futures, improvements, installations, alterations or additions which are installed by or at the expense of the Landlord pursuant to Schedule "C"; all of which are deemed to be leasehold improvements.

Section 8.10 Notice by the Tenant

     The Tenant, as soon as it becomes aware, will notify the Landlord of any damage to, or deficiency or defect in any part of, the Building, including the Leased Premises, any equipment or utility systems, or any installations located therein, notwithstanding that the Landlord may have no obligation in connection therewith.

Section 8.11 Tenant to Discharge all Liens

     The Tenant will promptly pay all of its contractors and other Persons supplying materials or performing work on its behalf in respect of the Leased Premises and will do all things necessary so as to ensure that no lien is registered against the Lands, the Building or the Tenant's leasehold interest therein. If any such lien is made, filed or registered, the Tenant will discharge it, or cause it to be discharged, forthwith at the Tenant's expense.

     If the Tenant fails to discharge, or cause any such lien to be discharged, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it will not be obligated to, discharge the lien by paying the amount claimed to be due, and any additional amounts as may be required at law or otherwise, into Court and the amount so paid by the Landlord plus the sum of $750.00 representing the Landlord's overhead plus all costs and expenses including solicitor's fees (on a solicitor and his client basis) incurred as a result of the registration or discharge of any such lien, will be immediately due and payable by the Tenant to the Landlord as Additional Rent within five (5) days after demand.

Section 8.12 Signs and Advertising

     The Tenant will not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Building or the leased Premises or anywhere in the interior of the Leased Premises which is visible from the outside of the Building or the Leased Premises. The Landlord shall, at the Tenant's expense, provide signage indicating the Suite number and Tenant identification at the main entrance to the Leased Premises. This signage shall be in accordance with the Landlord's Building standards and shall be installed at the Tenant's expense. At the expiration of the Term or earlier termination of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, letterings or decorations from the Leased Premises at the Tenant's expense and will promptly repair all damage cause by its installation and removal.

                                    ARTICLE 9

                             Damage and Destruction

Section 9.1 Destruction of the Leased Premises

     (a) If the Leased Premises are destroyed or damaged (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty required to be insured against by the Landlord pursuant to
Section 7.5 or otherwise insured against by the Landlord and not caused by the Tenant, and if as a result of such occurrence:

               (i) the Leased Premises are rendered wholly or partially untenantable, this Lease will continue in full force and effect and the Landlord will, subject to Sections 9.1(b) and 9.2(a), commence diligently to restore the Leased Premises to the extent only of the Landlord's Work as set out in Schedule "C" and then only to the extent of the insurance proceeds actually received by the Landlord, and only Basic Rent (but not Additional Rent) will abate entirely or proportionately, as the case may be, to the portion of the Leased Premises rendered untenantable from the date of the destruction or damage until the Leased Premises have been restored and rendered tenantable by the Landlord to the extent of its obligations hereunder; or

               (ii) the Leased Premises are not rendered untenantable in whole or in part, the Lease will continue in full force and effect, the Rent and other amounts payable by the Tenant will not abate and the Landlord shall, subject to Sections 9.1(b) and 9.2(a), commence diligently to restore the Leased Premises to the extent set forth in this Section 9.1.

     (b) Notwithstanding Section 9.1(a), if the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Landlord, acting reasonably, the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within sixty (60) days of the damage or destruction, the Landlord, instead of rebuilding or making the Leased Premises fit for the Tenant in accordance with Section 9.1(a) may, at its option, elect to terminate this Lease by giving to the Tenant, within thirty (30) days after such damage or destruction, notice of termination, and thereupon Rent and any other payments for which the Tenant is liable under this Lease will be apportioned and paid to the date of such damage or destruction.

     (c) Upon the Tenant being notified in writing by the Landlord that the Landlord's Work as set out in Schedule "C" has been substantially completed, the Tenant will forthwith complete all Tenant's Work including, without limitation, such work as is set out in Schedule "C" and all work required to fully restore the Leased Premises for business. The Tenant will diligently complete the Tenant's Work and, if the Leased Premises have been closed for business, reopen for business within thirty (30) days after notice that the Landlord's Work is substantially completed.

     (d) Nothing in this Section 9.1 requires the Landlord to rebuild the Leased Premises in the condition and state that existed before any such damage or destruction, provided that the Leased Premises, as re-built, will have reasonably similar facilities and services to those in the Leased Premises prior to the damage or destruction having regard, however, to the age of the Building at such time.

Section 9.2 Destruction of the Building

     (a) Notwithstanding the provisions of Section 9.1, if twenty-five percent (25%) or more of the Total Rentable Area of the Building is damaged or destroyed by any cause whatsoever (irrespective of whether the Leased Premises are damaged or destroyed) and if, in the opinion of the Landlord, acting reasonably, the Total Rentable Area of the Building so damaged or destroyed cannot be rebuilt or made fit for the purposes of the respective tenants of such space within one hundred and twenty (120) days of the damage or destruction, then, the Landlord may, at its option (to be exercised by written notice to the Tenant within sixty
(60) days following such damage or destruction), elect to terminate this Lease. In the case of such election, the Term and the tenancy hereby created will expire upon the thirtieth day after such notice is given, without indemnity or penalty payable by, or any other recourse against, the Landlord, and the Tenant shall, within such thirty (30) day period, vacate and surrender the Leased Premises to the Landlord. Rent will be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless the Leased Premises will have been destroyed or damaged as well, in which event Section 9.1 will apply.

     (b) If any part of the Building is destroyed or damaged and the Landlord does not elect to terminate this Lease in accordance with Section 9.2(a), the Landlord will commence diligently to restore that part of the Building damaged or destroyed, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the Building, and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to restore the Building, or any part thereof, the Landlord may restore according to plans, specifications and working drawings other than those used in the original construction of the Building.

Section 9.3 Expropriation

     Both the Landlord and the Tenant agree to co-operate with the other in respect of any expropriation of all or any part of the Leased Premises or the Building, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law. To the extent that any portion of the Building, other than the Leased Premises, is expropriated, then, the full proceeds accruing or awarded as a result thereof will belong solely to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or award and will execute all such documents as in the opinion of the Landlord are necessary to give effect to this intention.

Section 9.4 Architect's Certificate

     The certificate of the Architect will bind the parties as to (a) the percentage of the Total Rentable Area of the Building damaged or destroyed; (b) the period of time required to restore the Leased Premises or the Building; (c) whether or not the Leased Premises are rendered untenantable and the extent of such untenantability; (d) the date upon which the Landlord's Work or Tenant's Work of restoration is completed or substantially completed and the date when the Leased Premises are rendered tenantable; and (e) the state of completion of any work of either the Landlord or the Tenant under this Lease.

                                   ARTICLE 10

                                Transfer and Sale

Section 10.1 Assignment and Subletting

     (a) The Tenant will not: (i) assign this Lease in whole or in part; (ii) sublet, license, share or part with possession of all or any part of the Leased Premises; nor (iii) mortgage or encumber this Lease or the Leased Premises, to or in favour of any Person (collectively, a "Transfer") without the prior written consent of the Landlord in each instance which consent will not be unreasonably withheld or delayed. Provided however, notwithstanding any statutory provision to the contrary, it will not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent: (i) whether any such Transfer violates or breaches any covenants or restrictions granted by the Landlord to other existing or prospective tenants or occupants of the Building; (ii) whether in the Landlord's opinion the financial background, business history and capability of the proposed Transferee is satisfactory; and (iii) whether any such Transferee intends to actually use and occupy the Leased Premises in accordance with the terms of this Lease. The consent by the Landlord to any Transfer will not constitute a waiver of the necessity for consent to any subsequent Transfer. This restriction against a Transfer includes a prohibition against a Transfer by operation of law, including without limitation, an amalgamation. No Transfer will take place by reason of a failure by the Landlord to give notice to the Tenant within thirty (30) days as required by Section 10.1(b).

     (b) If the Tenant intends to effect a Transfer, in whole or in part, the Tenant will give prior written notice to the Landlord of such intent, specifying the proposed assignee, subtenant, occupant or other Person taking the Transfer (collectively, the "Transferee") and providing such information with respect thereto including, without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed Transferee, as the Landlord or the Mortgagee requires. The Landlord will, within thirty (30) days after having received such notice and all such necessary information, notify the

Tenant in writing either that (i) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of Section 10.1(a),

     (c) If there is a permitted Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee will be deemed a waiver of this covenant, or the acceptance of the Transferee as Tenant, or a release of the Tenant from the further performance by the Tenant of its covenants or obligations contained in this Lease. Any document evidencing the Transfer will be prepared by the Landlord or its solicitors, and all reasonable legal costs with respect thereto will be paid by the Tenant to the Landlord or its solicitors within five (5) days after demand as Additional Rent. Any consent by the Landlord will be subject to the Tenant executing and causing the Transferee to promptly execute an agreement directly with the Landlord agreeing (i) to be bound by all of the terms, covenants and conditions contained in this Lease as if the Transferee had originally executed this Lease as Tenant. Notwithstanding any Transfer, the Tenant will be jointly and severally liable with the Transferee on this Lease and will not be released from performing any of the terms, covenants and conditions of this Lease.

Section 10.2 No Advertising of the Leased Premises

     The Tenant will not print, post, display or broadcast any notice or advertisement, for the purpose of a Transfer, and it will not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord, acting reasonably. In no event, will any text or format proposed by the Tenant contain any reference to the rental rate of the Leased Premises.

Section 10.3 Corporate Ownership

     (a) If the Tenant is a corporation or if the Landlord has consented to a Transfer of this Lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any holding body corporate or subsidiary body corporate of the Tenant or any corporation which is affiliated with the Tenant (as those terms are defined pursuant to the Canada Business Corporations Act and amendments thereto), which results in any change in the present effective voting control of the Tenant by the Person holding such voting control at the date of execution of this Lease (or at the date a Transfer of this Lease to a corporation is permitted) will for the purposes of this Section 10.3 be deemed to be a Transfer and the provisions of Sections 10.1(a) to 10.1(d), inclusive, will apply to a Transfer under this Section 10.3.

     (b) The Tenant will (i) when requesting consent to a Transfer pursuant to
Section 10.3(a), provide the Landlord with such information as to the proposed purchaser as the Landlord requires including, without limitation, information concerning creditworthiness, financial standing and business history; and (ii) make available to the Landlord, or its lawful representatives, such corporate books and records of the Tenant for inspection at all reasonable times necessary, to ascertain whether there has been any change in control of the Tenant.

     (c) However, this Section 10.3 shall not apply to the Tenant if the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, and so long as the Landlord receives assurances satisfactory to the Landlord that there will be a continuity of management, of the Tenant, and of its business practices and policies, notwithstanding any such Transfer pursuant to Section 10.3(a).

Section 10.4 Assignment by the Landlord

     If there is a sale, lease or other disposition by the Landlord of the Building and the Lands, or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that the purchaser or assignee thereof assumes the covenants and obligations of the Landlord hereunder, the Landlord will, thereupon and without further agreement, be relieved of all liability with respect to its covenants and obligations.

                                   ARTICLE 11

                             Access and Alterations

Section 11.1      Right of Entry

     (a) The Landlord and its agents have the right to enter the Leased Premises at all reasonable times (except in the event of an emergency, when the Landlord can enter at any time) to show them to prospective purchasers, lessees (during the last six (6) months of the Term or any renewal) or mortgagees, and to examine the Leased Premises and to make repairs, alterations or changes to the Leased Premises or the Building, or any part thereof, as the Landlord considers necessary including, without limitation, the pipes, conduits, wiring, ducts and other installations of any kind in the Leased Premises where necessary to serve another part of the Building. ALTERATIONS AND CHANGES TO BE MADE AT THE LANDLORD'S SOLE EXPENSE. For this purpose, the Landlord may take all required material into and upon the Leased Premises and may have access to the underfloor ducts and access panels to mechanical shafts and the Landlord has the right to check, calibrate, adjust and balance controls and other parts of the heating, ventilating, air-conditioning and climate control systems. The Rent will not abate or be reduced while any such repairs, alterations or changes are being made due to loss or interruption of business of the Tenant or otherwise, and the Landlord will not be liable for any damage, injury or death caused to any Person, or to the property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant shall not unduly obstruct any such pipes, conduits, ducts or mechanical shafts so as to prevent reasonable access thereto.

     (b) If the Tenant is not present to open and permit an entry into the Leased Premises, at the time that an entry is necessary or permissible, the Landlord or its agents may, in the case of an emergency, real or reasonably apprehended, forcibly enter the Leased Premises, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, is deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Leased Premises, or any part thereof, except as otherwise herein specifically provided.

                                   ARTICLE 12

                 Status Statement, Attornment and Subordination

Section 12.1 Status Statement

     Within ten (10) days after written request by the Landlord, the Tenant will deliver in a form supplied by the Landlord, a status statement or a certificate (which will be certified by the Tenant to be accurate) to any proposed purchaser, assignee, lessor or mortgagee, or to the Landlord, stating (if such is the case),

     (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements) or if this Lease is not in full force and effect, the certificate shall so state;

     (b)  the Commencement Date;

     (c) the date to which Basic Rent and Additional Rent have been paid under this Lease;

     (d) whether or not there is any existing default by the Tenant in the payment of any Rent under this Lease, and whether or not there is any other existing or alleged default by either party under this Lease with respect to which a notice of default has been served and if there is any such default, specifying the nature and "extent thereof.

     (e) where there are any defences or counter-claims against enforcement of the obligations to be performed by the Tenant under this Lease; and,

     (f) with reasonable particularity, details respecting the Tenant's and any Indemnifier's financial standing and corporate organization.

Section 12.2 Subordination and Attornment

     (a) This Lease and the rights of the Tenant hereunder are, and will at all times be, subject and subordinate to any and all ground or underlying leases, mortgages, trust deeds, financing, refinancing or collateral financing and the instruments, as well as the charge or lien resulting from, all or any of the foregoing, and any renewals or extensions from time to time (collectively, the "Encumbrances"). Upon request, the Tenant will subordinate this Lease and all of its rights hereunder in such form as the Landlord requires to any Encumbrance and, if requested, the Tenant will attorn to the holder of any such Encumbrance (the "Encumbrancer"). THE LANDLORD AGREES TO USE REASONABLE EFFORTS TO OBTAIN NONDISTURBANCE AGREEMENTS FROM ALL MORTGAGEES.

     (b) The Tenant will, if possession is taken under, or any proceedings are brought for possession under or the foreclosure of, or in the event of the exercise of the power of sale under, any Encumbrance, attorn to the Encumbrancer or the purchaser upon any such foreclosure, sale or other proceeding and recognize the Encumbrancer or purchaser as the Landlord under this Lease.

Section 12.3 Attorney

     The Tenant will, upon request of the Landlord or any Encumbrancer, execute and deliver promptly all statements, instruments and certificates to carry out the intent of Sections 12.1 and 12.2. If ten (10) days after the date of the request by the Landlord, the Tenant has not executed the same, the Tenant irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such statements, instruments or certificates.

Section 12.4 Financial Information

     The Tenant will, upon request, provide the Landlord with such information as to the Tenant's or any Indemnifier's financial standing and corporate organization as the Landlord or the Mortgagee reasonably requires.

                                   ARTICLE 13

                                     Default

Section 13.1 Right to Re-enter

     If and whenever:

     (a) the Tenant fails to pay any Rent or other sum due hereunder on the day or dates appointed for the payment (provided the Landlord first gives five (5) days' written notice to the Tenant of any such failure); or

     (b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraphs
(c) to (k), inclusive, for which no notice shall be required) provided the Landlord first gives the Tenant ten (10) days', or such shorter period of time as is otherwise provided in this Lease, written notice of any such failure to perform and the Tenant within such period of ten (10) days fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform; or

     (c) the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

     (d) a receiver or a receiver-manager is appointed for all or a portion of the Tenant's or Indemnifier's property; or

     (e) any steps are taken or any action or proceedings are instituted by the Tenant or by any other Person for the dissolution, winding-up or liquidation of the Tenant or its assets; or

     (f) the Tenant makes a sale in bulk of any of its assets, wherever situated, (other than a bulk sale to a permitted Transferee in compliance with the Bulk Sales Act (Ontario));

     (g) the Tenant abandons or attempts to abandon the Leased Premises, or sells or disposes of the trade fixtures, goods or chattels of the Tenant or removes them from the Leased Premises so that there would not in the event of such sale or disposal be sufficient trade fixtures, goods or chattels of the Tenant on the Leased Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least six (6) months; or

     (h)  the Leased Premises become and remain vacant for a period of five
(5) consecutive days or are used by any Persons other than such as are entitled to use them; or

     (i) the Tenant effects or permits a Transfer without the Landlord's consent; or

     (j) this Lease or any of the Tenant's assets are taken under any writ of execution; or

     (k)  re-entry is permitted under any other terms of this Lease,

then the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or by law, has the immediate right of re-entry upon the Leased Premises and it may repossess the Leased Premises and enjoy them as of its former estate and may expel all Persons and remove all property from the Leased Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

Section 13.2 Right to Relet

     (a) If the Landlord elects to re-enter the Leased Premises or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make any alterations and repairs as are necessary in order to relet the Leased Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable. Upon each reletting all Rent received by the Landlord will be applied, first to the payment of any indebtedness other than Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of reletting, including brokerage fees and solicitor's fees and the costs of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as the same becomes due and payable hereunder. If the rent received from such reletting during any month is less than that payable by the Tenant under the terms of this Lease, the Tenant will pay any such deficiency in advance on the first day of each month. No re-entry or taking possession of the Leased Premises by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any reletting without termination the Landlord may at any time thereafter elect to terminate this Lease for the previous breach.

     (b) If the Landlord terminates this Lease, in addition to any other remedies it may have, the Landlord may recover from the Tenant all damages it incurs by reason of the Tenant's breach, including the cost of recovering the Leased Premises, solicitor's fees (on a solicitor and his client basis) and including the worth at the time of such termination of the excess, if any, of the amount of Basic Rent, Additional Rent and other charges required to be paid pursuant to this Lease for the remainder of the stated Term over the then reasonable rental value of the Leased Premises for the remainder of the stated Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord. In any of the events referred to in Section 13.1, in addition to all other rights, including the rights referred to in this Section and in
Section 13.1, the full amount of the current month's installment of Basic Rent and all Additional Rent payments for the current month and any other payments required to be made monthly hereunder, together with the next three (3) months' installments of Basic Rent and all Additional Rent and such other payments for the next three (3) months, all of which will be deemed to be accruing due on a day-to-day basis, will immediately become due and payable as accelerated rent, and the Landlord may immediately distrain for the same, together with any arrears then unpaid.

Section 13.3 Expenses

     If legal action is brought for recovery of possession of the Leased Premises, for the recovery of Basic Rent and Additional Rent or any other amount due under this Lease, or because of the breach of any other of the Tenant's obligations, the Tenant will pay to the Landlord all expenses incurred therefor, including a solicitor's fee (on a solicitor and his client basis), unless a court otherwise awards.

Section 13.4 Waiver of Exemption from Distress

     The Tenant agrees that notwithstanding anything contained in Section 30 of the Landlord and Tenant Act (Ontario) or any statute or provision subsequently passed to take the place of or amend the Act, none of the goods and chattels of the Tenant which are on, or have at any time been on, the Leased Premises will be exempt from levy by distress for Rent in arrears by the Tenant.

Section 13.5 Landlord May Cure the Tenant's Default or Perform the Tenant's
             Covenants

     If the Tenant fails to pay when due any Rent which is payable to third parties, the Landlord, after giving five (5) days' notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the Rent. If the Tenant is in default in the performance of any of its other covenants or obligations under this Lease (other than the payment of Rent) the Landlord may, but shall not be obligated to, after giving such notice as it considers sufficient (or without notice in the case of an emergency) perform or cause to be performed any of such covenants or obligations, and for such purpose may do such things as may be required including, without limitation, entering upon the Leased Premises and doing all things upon or in respect of the Leased Premises as the Landlord reasonably considers necessary. All expenses incurred and expenditures made by the Landlord plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead shall be paid by the Tenant as Additional Rent within five (5) days after demand. The Landlord will have no liability to the Tenant for any loss or damages resulting from any such entry by the Landlord upon the Leased Premises pursuant to this Section 13.5.

Section 13.6 Additional Rent

     If the Tenant is in default in the payment of any amounts or charges required to be paid pursuant to this Lease, they shall, if not paid when due, be collectible as Additional Rent within five (5) days after demand, but nothing herein contained is deemed to suspend or delay the payment of any amount of money at the time it becomes due and payable hereunder, or limit any other remedy of the Landlord. The Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable under this Lease in any manner as the Landlord deems advisable.

                                   ARTICLE 14

                                  Miscellaneous

Section 14.1 Rules and Regulations

     The Rules and Regulations adopted and promulgated by the Landlord from time to time including, without limitation, those set out in Schedule "E" attached, are made a part of this Lease as if they were embodied herein, and the Tenant will comply with and observe all Rules and Regulations as though they were covenants. The Rules and Regulations may differentiate between different types of businesses in the Building, but the Rules and Regulations will be adopted and promulgated by the Landlord acting reasonably and in such manner as would a prudent landlord of a reasonably similar office building. The Tenant's failure to keep and observe the Rules and Regulations constitutes a default under this Lease. The Landlord reserves the right from time to time to amend or supplement the Rules and Regulations applicable to the Leased Premises or the Building as in the Landlord's judgment are from time to time needed for the safety, care, cleanliness and more efficient operation of the Building. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant and the Tenant will thereupon comply with and observe all such Rules and Regulations, provided that no Rules and Regulations will contradict any provisions of this Lease. The Landlord agrees to make reasonable efforts but is not under any obligation to enforce the Rules and Regulations against other tenants in the Building and is not responsible to the Tenant for the non-observance of any Rules or Regulations by any of the other tenants in the Building.

Section 14.2 Intent and Interpretation

     (a)  Net Lease

     The Tenant acknowledges that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof, and the Tenant will pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises, except as expressly herein set out.

     (b)  Obligations as Covenants

     Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

     (c)  Captions and Section Numbers

     The captions, section numbers, article numbers, and Table of Contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

     (d)  Extended Meanings

     The words "hereof", "herein", "hereunder" and similar expressions used in any Section or subsection of this lease relate to the whole of this Lease and not to that Section or subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     (e)  Partial Invalidity

     If any term, covenant or condition of this Lease, or the application thereof to any Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

          (i) is deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof; and

          (ii) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

     Neither party is obliged to enforce any term, covenant or condition of this Lease against any Person, if, or to the extent by so doing, such party is caused to be in breach of any laws, rules, regulations or enactments from time to time in force.

     (f)  Entire Agreement

     This Lease and the Schedules and Riders, if any, attached, together with the Rules and Regulations, set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration, amendment or addition to this Lease will be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and the Landlord.

     (g)  Governing Law

     This Lease will be construed in accordance with and governed by the laws of the Province of Ontario.

     (h)  Time of the Essence

     Time is of the essence of this Lease and of every part hereof.

Section 14.3 Overholding - No Tacit Renewal

     If the Tenant remains in possession of the Leased Premises after the end of the Term without having executed and delivered a new lease or an extension agreement, there is no tacit renewal of this Lease, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant will be deemed to be occupying the Leased Premises as a tenant from month to month at a monthly Basic Rent equal to twice the monthly amount of Basic Rent for the last month of the Term calculated in accordance with Section 1.1(d) and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of all Additional Rent), so far as these are applicable to a monthly tenancy.

Section 14.4 Successors

     All rights and liabilities under this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant. as the case may be. No rights, however, will enure to the benefit of any Transferee of the Tenant unless the Transfer has been consented to by the Landlord in writing as provided in Section 10.1. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

Section 14.5 Tenant Partnership

     If the Tenant is a partnership (the "Tenant Partnership") each Person who is presently a member of the Tenant Partnership, and each Person who becomes a member of any successor Tenant Partnership will be and continue to be liable jointly and severally for the full and complete performance of, and will be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

Section 14.6 Waiver

     The waiver by the Landlord of any breach of any term, covenant or condition contained in this Lease is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this Lease. The subsequent acceptance of Rent by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease. regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of Rent. No term, covenant or condition of this Lease is deemed to have been waived by the Landlord unless such waiver is in writing by the Landlord.

     All Basic Rent and Additional Rent to be paid by the Tenant to the Landlord will be paid without any deduction, abatement, set-off or compensation whatsoever (except for the Basic Rent to the extent it may be abated pursuant to Section 9.1), and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

Section 14.7 Accord and Satisfaction

     No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Basic Rent or Additional Rent herein stipulated is deemed to be other than on account of the earliest stipulated Basic Rent or Additional Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment of Rent deemed an acknowledgment of full payment or accord and satisfaction, and the Landlord may accept and cash any cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent due or pursue any other remedy provided in this Lease.

Section 14.8 No Partnership or Agency

     The Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created.

Section 14.9 Force Majeure

     Notwithstanding anything in this Lease, if either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent.

Section 14.10 Notices

     Any notice, demand, request or other instrument which may be or is required to be given under this Lease will be delivered in person or sent by registered mail postage prepaid and will be addressed (a) if to the Landlord, to c/o the address specified in Paragraph (h) of the Special Provisions, or to such other Person or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at the Leased Premises or, at the Landlord's option, to the Tenant's office at the address specified in Paragraph (i) of the Special Provisions. Any notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which it is delivered, or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be. Either party may at any time give written notice to the other of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices hereunder. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument will be delivered in person.

Section 14.11 No Option

     The submission of this Lease for examination does not constitute a reservation of or option to lease, for the Leased Premises and this Lease becomes effective as a lease only upon its execution and delivery by the Landlord and the Tenant.

Section 14.12 Registration

     Neither the Tenant, nor any one on the Tenant's behalf or claiming under the Tenant, will register this Lease or any assignment or sublease of this Lease or any document evidencing any interest of the Tenant in the Lease or the Leased Premises, against the Lands (or any part thereof) comprising the Building or the Leased Premises. If either party intends to register a document for the purpose only of giving notice of this Lease or of any assignment or sublease of this Lease, then, upon the request of either party, the other will join in the execution of a short form or notice of this Lease (the "Short Form") which will
(i) be prepared by the Landlord or its solicitors at the Tenant's expense; (ii) only describe the parties, the Leased Premises and the Commencement Date and the expiration date of the Term; and (iii) at the Landlord's option, be accompanied by a registrable power of attorney whereby the Tenant appoints the Landlord as its attorney to execute any instruments required under Article XII. All costs, expenses and taxes necessary to register or file the Short Form will be the sole responsibility of the Tenant.

Section 14.13 Directory Board

     The Tenant will be entitled at Landlord's expense to have its name shown upon the directory board of the Building. The Landlord will design the style of such identification and the directory board will be located in an area designated by the Landlord in the main lobby of the Building.

Section 14.14 Accrual of Basic Rent and Additional Rent

     Basic Rent and Additional Rent will be considered as annual and accruing from day to day and where it becomes necessary for any reason to calculate Rent for an irregular period of less than one (1) year, an appropriate apportionment and adjustment shall be made.

Section 14.15 Compliance with the Planning Act

     It is a condition of this Lease that the subdivision control provisions of the Planning Act (Ontario), and amendments thereto, be complied with if they apply. If the provisions of the Planning Act do apply, then until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant's rights and entitlement granted by this Lease are deemed to extend for a period not exceeding twenty-one (21) years less one (l) day from the Commencement Date.

Section 14.16 Survival of Covenants

     The Tenant's obligation to observe and perform its covenants and agreements under this Lease, including without limitation, any obligations on its behalf
(i) to make any necessary re-adjustments on account of Rent, or (ii) to repair the Leased Premises or remove its trade fixtures and leasehold improvements as required by the Landlord, will survive the expiration of the Term or earlier termination of this Lease.

Section 14.17 Quiet Enjoyment

     If the Tenant pays the Rent and observes and performs its terms, covenants and conditions contained in this Lease, the Tenant will peaceably and quietly hold and enjoy the Leased Premises for the Term without hindrance or interruption by the Landlord, or any other Person lawfully claiming by, through or under the Landlord unless otherwise permitted by the terms of this Lease. The Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on the Landlord under this Lease and the entry upon the Leased Premises for or in connection with such purposes will not be deemed to be a constructive or actual eviction of the Tenant and will not be considered to be a breach of the Landlord's covenant for quiet enjoyment.

     IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.

SIGNED, SEALED AND DELIVERED        )        20 ADELAIDE ST. EAST,
         in the presence of:        )        A CO-OWNERSHIP
                                    )                              (Landlord)
                                    )
                                    )
                                    )        Per:
                                    )           -----------------------------
                                    )        Per:
                                    )           -----------------------------
                                    )
                                    )        PARAGON MANAGEMENT SYSTEMS
                                    )        (CANADA) INC.
                                    )
                                    )                              (Tenant)
                                    )
                                    )
                                    )        Per:
                                    )           -----------------------------
                                    )        Per:
                                    )           -----------------------------
                                    )
                                    )        I/We have the authority to bind the
                                    )        Corporation.

                                  SCHEDULE "A"

                           TENANT:     PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:  8TH FLOOR
                           DATE:       AUGUST 30, 1999


                         LEGAL DESCRIPTION OF THE LANDS


     In the City of Toronto, in the Municipality of Metropolitan Toronto and Province of Ontario, being composed of Part of Town Lot 1 on the north side of Newgate Street, now Adelaide Street East and part of Old Toronto Street, closed by Act of Parliament in 1810, according to the Town of York Plan registered in the Land Registry Office for the Registry Division of Toronto (No. 63), the said parcel of land being designated as Part 1 on a Plan of Survey deposited in the said Land Registry Office as 63R-3209.

     The northerly limit of Adelaide Street East as confirmed under the Boundaries Act by Plan BA-789 registered on December 30, 1975 as Instrument No. CT 157878.

     The westerly limit of Victoria Street as confirmed under the Boundaries Act by Plan BA-2189 registered on April 26, 1985.

     Together with the easement over Part 2 on the said Reference Plan 63R-3209 as set out in Instrument No. CT 736794.

                                  SCHEDULE "B"

                           TENANT:      PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:   8TH FLOOR
                           DATE:        AUGUST 30, 1999


    [FLOOR PLAN OF PREMISES THAT IS LOCATED ON THE 8TH FLOOR OF THE BUILDING,
                 WITH RENTABLE AREA OF APPROXIMATELY 11,700 SQ FT.]

                                  SCHEDULE "C"

                           TENANT:      PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:   8TH FLOOR
                           DATE:        AUGUST 30, 1999


               CONSTUCTION OF THE BUILDING AND THE LEASED PREMISES

                              INTENTIONALLY DELETED

                                  SCHEDULE "D"

                           TENANT:      PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:   8TH FLOOR
                           DATE:        AUGUST 30, 1999


                              INTENTIONALLY DELETED

                                  SCHEDULE "E"

                           TENANT:     PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:  8TH FLOOR
                           DATE:       AUGUST 30, 1999


                              RULES AND REGULATIONS


     1. The Tenant will not place or permit any debris, garbage, trash or refuse to be placed or left in or upon any part of the Building outside of the Leased Premises.

     2. The Landlord will permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use during Normal Business Hours in common with others entitled thereto of the main entrance and the stairways, corridors, elevators or other mechanical means of access leading to the Leased Premises, together with the Common Areas and Facilities located on the Tenant's floor of the Building. At times other than during Normal Business Hours the Tenant and its employees will have access to the Building and to the Leased Premises only in accordance with the Rules and Regulations and will be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building. In addition, the Landlord is not required to open the door to the Leased Premises for the purpose of permitting entry therein to any Person not having a key to the Leased Premises.

     3. The Landlord will permit the Tenant and its employees in common with others entitled thereto, to use the washrooms on the Tenant's floor of the Building or, in lieu thereof, those washrooms designated by the Landlord.

     4. The Tenant will permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

     5. The sidewalks, entrances, passages, escalators, elevators and staircases will not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises and the Building. The Landlord reserves the entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Leased Premises, washrooms, lavatories, air-conditioning closets, fan rooms, janitor's closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and will have the right to place such signs and appliances therein, as it deems advisable, provided that ingress to and egress from the Leased Premises is not unduly impaired thereby.

     6. The Tenant, its agents, servants, contractors, invitees or employees, will not bring in or take out, position, construct, install or move any safe or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building, including the Leased Premises, without first obtaining the written consent of the Landlord. The Landlord will have the right to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms, to distribute the weight. All damage done to any part of the Building by moving or using any such heavy equipment or other office equipment or furniture will be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture will occur only by prior arrangement with the Landlord. The Tenant will not employ anyone to do its moving in the Building, including the Leased Premises, other than the staff of the Building, unless permission to employ anyone else is given by the Landlord and the reasonable cost of such moving will be paid by the Tenant. Safes and other heavy office equipment and machinery will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord acting reasonably.

     7. The Tenant will not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys will be supplied to the Landlord for each entrance door to the Leased Premises and all locks will be standard to permit access by the Landlord's master key.

     8. The water closets and other water apparatus will not be used for any purpose other than those for which they were constructed. The Tenant will not
(1) let the water run unless it is in actual use, (2) deface or mark any part of the Building, including the Leased Premises, (3) drive nails, spikes, hooks or screws into the walls or woodwork of the Building, including the Leased Premises, or (4) bore, drill or cut into the walls or woodwork of the Building including the Leased Premises, in any manner or for any reason without Landlord consent.

     9. No one will use the Leased Premises for sleeping apartments or residential purposes, or for the long term storage of personal effects or articles other than those required for business purposes.

     10. The Tenant will not permit any cooking or any heating of any foods or liquid in the Leased Premises without the written consent of the Landlord.

     11. Canvassing, soliciting and peddling in or about the Building are prohibited.

     12. No inflammable oils or other inflammable, dangerous or explosive materials except those approved in writing by the Landlord's or its insurers will be kept or permitted to be kept in the Leased Premises.

     13. No bicycles or other vehicles will be brought within the Building without the consent of the Landlord.

     14. No animals or birds will be brought into the Building without the consent of the Landlord.

     15. The Tenant will not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building or permit the delivery of any food or beverage to the Leased Premises without the approval of the Landlord.

     16. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on the Leased Premises without authorization in writing by the Landlord.

     17. The Tenant will not cover or obstruct any of the skylights and windows that reflect or admit light into any part of the Building, except for the proper use of approved blinds and drapes.

     18. Any hand trucks, carryalls, or similar appliances used in the Building with the consent of the Landlord, will be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

     19. The Tenant will not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Leased Premises or any equipment or installation therein which in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building by the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

     20. The Tenant will not receive or ship articles of any kind except through facilities and designated doors and at hours designated by the Landlord acting reasonably and under the supervision of the Landlord acting reasonably.

                                  SCHEDULE "F"

                           TENANT:     PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:  8TH FLOOR
                           DATE:       AUGUST 30, 1999


                                   DEFINITIONS

          In this Lease and in the Schedules;

     1. "Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent) whether or not the same are designated "Additional Rent" or are payable to the Landlord or otherwise, and all such sums are payable in lawful money of Canada without deduction, abatement, set-off or compensation whatsoever.

     2. "Advance Rent" means the amount payable by the Tenant pursuant to and in the manner set out in Paragraph (e) of the Special Provisions.

     3. "Architect" means the architect from time to time named by the Landlord. The decision of the Architect whenever required by this Lease (or requested by the Landlord) and any related certificate will be final and binding on the parties.

     4. "Basic Rent" means the annual rent payable by the Tenant pursuant to and in the manner set out in Section 2.2 of this Lease.

     5. "Building" means the multi-storey office building known municipally as 20 Adelaide Street East, Toronto, Ontario, including the Common Areas and Facilities, and the areas and facilities serving the Building or having utility in connection therewith as determined by the Landlord, whether or not located directly under the Building.

     6. "Business Day" means any of the days from Monday to Friday of each week, and Saturday from 7:00 a.m. to 1:00 p.m. of each week, unless any of such days is a statutory holiday.

     7. "Commencement Date" means the date specified in Paragraph (c) of the Special Provisions. If the Commencement Date is determined in accordance with Paragraph (c)B(ii) of the Special Provisions, the Landlord shall determine the actual Commencement Date and shall send a notice to the Tenant advising the Tenant of the actual Commencement Date and such notice shall form a part of this Lease.

     8. "Common Areas and Facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations (collectively, the "facilities") in the Building which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building and (b) those facilities which serve or are for the benefit of the Building, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities. Common Areas and Facilities includes, without limitation, the facilities which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by the Lease.

          Without limiting the generality of the foregoing, Common Areas and Facilities includes the roof, exterior wall assemblies (including weather walls), exterior and interior structural elements and bearing walls; parking areas (if any), all vestibules for and entrances and exits thereto and all structural elements thereof; driveways, truckways and related areas; pedestrian sidewalks; landscaped and planted areas; public seating and service areas; corridors and underground or above ground tunnels or passageways; equipment, furniture, furnishings and fixtures; stairways, escalators, ramps and elevators and other transportation equipment and systems; tenant common and public washrooms; telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; music, fire prevention, security and communication systems; general signs; columns, pipes; electrical, plumbing, drainage, mechanical, and all other installations, equipment or services located therein or related thereto as well as the structures housing the same (including, without limitation, the heating, ventilating and air-conditioning system of the Building).

     9. "C.P.I." means the Consumer Price Index (All Items for Regional Cities) for the Municipality of Metropolitan Toronto (or any index published in substitution for the Consumer Price Index or any other replacement index reasonably designated by the Landlord if it is no longer published) published by Statistics Canada (or by any successor thereof or any other governmental agency including a provincial agency). In the case of any required substitution, the Landlord shall be entitled to make all necessary conversions for comparison purposes.

     10. "Full Floor Rentable Area of the Leased Premises" means the area expressed in square feet and in square metres set out in Paragraph (a) of the Special Provisions and determined in accordance with the method of floor measurement as set forth in Schedule "D" attached.

     11. "Indemnifier' means the Person described in Paragraph (j) of the Special Provisions who has executed or agreed to execute the Indemnity Agreement which is attached to this Lease as Appendix "A", if applicable.

     12. "Landlord" means the party of the First Part. Wherever the word "Landlord" is used in this Lease, it is deemed to have the same meaning as "lessor", and includes the Landlord and its duly authorized representatives.

     13. "Lands" means the lands underneath, adjacent and appurtenant to the Building, as more particularly described in Schedule "A" attached or as such Lands may be altered, expanded or reduced from time to time.

     14. "Leased Premises" means the premises leased to the Tenant as referred to and described in Section 1.1 hereof.

     15. "Mortgagee" means any mortgagee or chargee (including any trustee for bondholders), from time to time, of the Building and the Lands, or any part thereof, or the Landlord's or the owners of the Building's or the Land's interest in them. The security documents held by the Mortgagee and any ground or underlying leases affecting the Lands or the Building are referred to as "Encumbrances", as more particularly defined in Section 12.2.

     16. "Net Rentable Area of the Leased Premises" means the area expressed in square feet and in square metres set out in Paragraph (a) of the Special Provisions and determined in accordance with the method of floor measurements set forth in Schedule "D" attached.

     17. "Normal Business Hours" means the hours from 7:00 a.m. to 6:00 p.m. on Mondays to Fridays and the hours from 7:00 a.m. to 1:00 p.m. on Saturdays, unless any of such days is a statutory holiday.

     18. (a) "Operating Costs" means the total amounts incurred, paid or payable whether by the Landlord or by others on behalf of the Landlord for the maintenance, insurance, operation, repair, replacement and administration of the Building and the Lands, calculated as if the Building were fully leased, occupied and operational during each Rental Year of the Term.

          (b) Operating Costs include, without limitation and without duplication, the aggregate of:

               (i) the total annual costs and expenses (after deducting recoveries from tenants, pursuant to clauses similar to Section 7.2 of the Lease under leases for premises in the Building) of insuring the Lands, the Building and the improvements and equipment and other property servicing the Building from time to time, owned or operated by the Landlord or for which the Landlord is legally liable, in accordance with Section 7.5;

               (ii) cleaning (including window cleaning), snow removal, garbage and waste collection and disposal, including, without limitation, those costs referred to in Section 4.2(c);

               (iii) the aggregate of the costs and amounts paid for (1) all fuel used in heating, including the purchase of steam; (2) all electricity furnished by the Landlord to the Building other than electricity exclusively furnished to and paid for by tenants; (3) all hot and cold water other than that chargeable to tenants by reason of their extraordinary consumption of water; (4) climate control; (5) telephone and other utility costs, used in the maintenance and operation of the Building; and (6) installing and maintaining energy conservation equipment and safety or life support systems in any portion of the Building;

               (iv) the costs of policing, security and supervision, including all rental and other costs incurred in respect of the management office for the Building;

               (v) salaries, wages and other amounts paid or payable for all personnel including the Building manager, superintendent, operating and maintenance staff, end other employees of the Landlord involved in the maintenance and operation of the Building and the

Lands, including contributions and premiums towards reasonable fringe benefits, unemployment and Workmen's Compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or managers engaged in the repair, care, maintenance and cleaning of the Building and any portion of the Lands;

               (vi) the cost of the rental of any equipment and signs, and the cost of supplies, used by the Landlord in the maintenance and operation of the Building and the Lands;

               (vii) heating, ventilating and air-conditioning of the Building, including the individual premises;

               (viii) audit fees and the cost of accounting services incurred in the preparation of the certificates referred to in this Lease and related financial statements, and in the computation of the rents and charges payable by tenants of the Building;

               (ix) all repairs (including major repairs) and replacements to and maintenance (including, without limitation, gardening and landscaping maintenance, repair and replacement) and operation of the Building, and the systems, facilities and equipment serving the Building (including, without limitation, all escalators, elevators, and other transportation equipment and systems and the heating, ventilating, air-conditioning and climate control systems serving the Building);

               (x) depreciation or amortization of (1) the costs and expenses including, without limitation, repair and replacement, of all maintenance and cleaning equipment and master utility meters and all other fixtures, equipment and facilities serving or comprising the Building (including, without limitation, all supplies and inventory required for the maintenance, operation and repair of the Building and the heating, ventilating, air conditioning and climate control systems serving the Building) which by their nature, require periodic or substantial repair or replacement, unless, pursuant to Paragraph 18(b)(ix), they are charged fully in the Rental Year in which they are incurred, in accordance with sound accounting principles, and (2) the costs of improvements properly charged to capital account which substantially reduce Operating Costs, amortized over their useful life, as determined by the Landlord in accordance with sound accounting principles;

               (xi) all Capital Taxes as defined in Paragraph 18(c) hereof as they relate to or are attributed by the Landlord to the Building and the Lands;

               (xii) interest calculated at two (2) percentage points above the average daily prime bank commercial lending rate charged during such Rental Year by any Canadian chartered bank designated from time to time by the Landlord upon the undepreciated portion of the original cost of all fixtures, equipment and facilities referred to in Paragraph 18(b)(x);

               (xiii) a fee of five percent (5%) for the administration and management of the Building and the Lands applied against the Rent payable to the Landlord by tenants of the Building.

          From the total of the above costs, there is deducted:

          (aa) all net recoveries which reduce the Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases (other than recoveries from such tenants under clauses in their respective leases requiring their contribution to Operating Costs); and

          (bb) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that such proceeds relate to the Operating Costs.

          (c) Capital Tax is an imputed amount presently or hereafter imposed from time to time upon the Landlord or the owners of the Building and Lands and payable by the Landlord or the owners of the Building and Lands (or by any corporation acting on behalf of the Landlord or the owners) and which is levied or assessed against the Landlord or the owners on account of its ownership of or capital employed in the Building and the Lands. Capital Tax shall be imputed as if the amount of such tax were that amount due if the Building and the Lands were the only real property of the Landlord and Capital Tax includes the amount of any capital or place of business tax levied by the provincial government or other applicable taxing authority against the Landlord with respect to the Building and the Lands whether or not known as Capital Tax or by any other name.

          (d) The Tenant acknowledges that the Total Rentable Area of the Building contains a retail commercial area on the ground floor of the Building in addition to the office area of the Building. The Landlord, acting equitably, may adjust the Operating Costs pursuant to this Paragraph in accordance with reasonable and current practices relevant to a multi-use commercial building to include a reasonable proportion of the expenses incurred by or on behalf of retail and other tenants in the Building who, by agreement with the Landlord, or otherwise, have undertaken cleaning, maintenance work or other outlays usually performed by the Landlord to the extent that those expenses if directly carried out by the Landlord would have been included in Operating Costs.

                                  SCHEDULE "G"

                           TENANT:     PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:  8TH FLOOR
                           DATE:       AUGUST 30, 1999


                              INTENTIONALLY DELETED

                                  SCHEDULE "H"

                           TENANT:      PARAGON MANAGEMENT SYSTEMS (CANADA) INC.
                           FLOOR NO.:   8TH FLOOR
                           DATE:        AUGUST 30, 1999


                          LANDLORD'S CLEANING SCHEDULE


ENTRANCE AND MAIN LOBBY

A.   NIGHTLY SERVICES

1.   Floors will be swept, washed and rinsed using a neutral detergent.

2.   Rubber matting and door rats will be thoroughly cleaned.

3. Finger marks and smudges will be removed from walls where wall finishes permit.

4.   Door glass will be cleaned on both sides and metal wiped clean.

5.   Directory Board will be cleaned.

6. All horizontal surfaces within normal arm's reach will be dusted using a traced cloth.

7.   Ashtrays and stands will be emptied and wiped clean.

B.   PERIODIC SERVICES

1. Floors will be machine scrubbed weekly with a protective non-slip floor finish applied for surface protection.

2.   All horizontal surfaces within normal arm's reach will be dusted monthly.

3.   Walls to be kept free of dust.

ELEVATORS

A.   NIGHTLY SERVICES

1.   Carpets in elevator cabs to be vacuumed and spot cleaned as required.

2.   Walls and metal work to be cleaned and polished.

3. Elevator doors and frames on all floors to be kept clean and free of finger marks and smudges.

4. Two (2) sets of elevator carpets will be supplied for periodic changing. The Landlord shall arrange for such changing and the cleaning of each set not less than twice annually.

5. Threshold plates on elevator cabs and elevator lobby floors to be cleaned or vacuumed.

B.   PERIODIC SERVICES

1. Floors under elevator carpets to be maintained in a clean condition and detergent washed not less than twice annually.

ELEVATOR LOBBIES AND CORRIDORS

A.   NIGHTLY SERVICES

1. Tile floors will be swept with a treated dust mop four (4) nights per week and on the fifth night will be spray buffed on a rotational basis.

2.   All cigarette urns will be emptied and cleaned

3. All horizontal ledges within normal arm's reach will be dusted using a treated cloth.

4.   Drinking fountains will be cleaned and disinfected.

5.   All carpeted floors will be vacuumed.

B.   PERIODIC SERVICES

1. Tile floors will be stripped and refinished as necessary to maintain a clean condition and to protect the floor covering. Frequency of stripping will vary according to traffic and soil conditions throughout the Building and shall be not less than twice yearly.

2. All baseboards, ledges or other surfaces not reached in nightly dusting will be dusted not less than once per month using a treated cloth or other suitable means.

COMMON STAIRS AND LANDINGS

A.   NIGHTLY SERVICES

1.   Landings will be swept.

2. All doors to be kept free of finger marks and smudges and washed not less than once per month or as necessary.

B.   PERIODIC SERVICES

1. Handrails, stringers and riser under-sides and ledges where existing will be dusted or vacuumed weekly.

2. All baseboards, ledges or other surfaces will be dusted with a treated cloth as necessary but not less than once per month.

3. Stairs will be swept weekly for a three (3) week period. On the fourth week, stairs and landings will be washed and rinsed.

JANITOR SERVICES ROOMS

1.   These rooms will be maintained in a clean and orderly manner at all times.

LEASED PREMISES

A. NIGHTLY SERVICES (Monday to Friday, inclusive, unless any such day is a holiday)

1. All waste receptacles will be emptied and refuse removed in plastic garbage bags or other suitable containers to a designated area in the Building for disposal by others.

2. Waste receptacles will be damp wiped and washed on a rotating basis but not less than once every two (2) months.

3. All ashtrays will be emptied and cleaned The contents of ashtrays will be emptied into metal containers and left over night to ensure that any live cigarettes are extinguished.

4. The horizontal surfaces of fixture, fixtures, desk tops, table tops, business equipment and other working surfaces will be dusted by means of a treated feather type or similar hand duster four (4) nights per week and hand dusted with a treated cloth duster on the fifth night.

5.   All other horizontal surfaces within normal arm's reach will be treated as
(4) on the previous page.

Floor Finishes

(a)  Tile Floors

     1.   All floors will be dusted with a treated dust mop.

(b)  Carpeted Floors

     1. All carpeted or rug areas to have traffic isles vacuumed. The balance of the area to receive a litter pick-up by vacuum or carpet sweeper four (4) nights per week and on the fifth night all carpeted and/or rugged areas to be thoroughly vacuumed.

     2. All carpeted or rug areas to be spot cleaned provided such function can be carried out by the use of damp sponge. Where special solutions or other treatments are required, special spot cleaning will be for the Tenant's account.

B.   PERIODIC SERVICES

1. Dusting of wall hangings such as pictures, graphs, etc., tops of doors, high ledges above normal arm's reach to be dusted on a rotational basis, but not less than once per month.

2. Vertical surfaces, i.e. sides of desks, chairs, tables, filing cabinets and business equipment to be dusted with a treated dust cloth on a rotational basis but not less than once per month.

3. All bright work including push plates, kick plates, and the like will be cleaned as necessary, but no less than once per month.

4. Finger marks will be removed from glass desk or table tops, door glass and partition glass once per week.

5. Finger marks or smudges will be removed from walls or other painted surfaces once per week provided such surfaces lend themselves to this type of cleaning.

6. Venetian blinds will be dusted not less than once every three (3) months using a feather type hand duster or other suitable means.

Floor Finishes

(a)  Tile Floors

     1.   Tile floors will be spray waxed and buffed every two (2) weeks.

     2. Tile floors will be stripped and refinished as required to maintain a clean condition and protect the tile finish. Frequency of stripping will vary according to traffic and soil conditions in different tenant areas but shall be done not less than twice per year.

(b)  Carpeted Floors

     1. Shampooing and spot cleaning of carpeted and rug areas, other than as specified under "Nightly Services", Carpeted Floors, item (2) will be as requested by the Tenant for the Tenant's account and shall not form part of the Landlord's obligations under this Schedule "H".

WASHROOMS STANDARD TO THE BUILDING

A.   NIGHTLY SERVICES

1.   Sweep and wash all floors using a disinfectant.

2. Wash and polish all mirrors, powder shelves, bright work, i.e., faucets, flushometers, toilet seat hinges.

3.   Wash and sanitize all basins, toilet bowls and urinals.

4.   Wash and disinfect both sides of all toilet seats.

5.   Dust tops of partitions and all other ledges within normal arm's reach.

6.   Empty and clean paper towel and sanitary disposal receptacles.

7. Remove waste paper and refuse in plastic garbage bags or other suitable containers to a designated area in the Building for disposal by others.

8.   Replenish all washroom supplies with materials supplied by the Landlord.

B.   PERIODIC SERVICES

1. Partitions and tile walls to be cleaned and disinfected as required but not less than once per month.

2. Floors shall be machine scrubbed as required but not less than once every three (3) months.

3.   Urinals shall be decalcified as required but not less than once per week.